                                                                   EXHIBIT 10.15


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                                 $150,000,000

                    RECEIVABLE INTEREST PURCHASE AGREEMENT

                         DATED AS OF NOVEMBER 20, 1998

                                     AMONG

                      FEDERAL-MOGUL FUNDING CORPORATION,
                                  AS SELLER,

                          FEDERAL-MOGUL CORPORATION,
                                 AS SERVICER,

                   FALCON ASSET SECURITIZATION CORPORATION,
                                AS A PURCHASER,

          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                 AS INVESTORS,

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS AGENT

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                               TABLE OF CONTENTS
                               -----------------

                                                                                                           Page
                                                                                                           ----
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                             ARTICLE I DEFINITIONS

Section 1.01. Defined Terms.................................................................................   1
Section 1.02. Other Definitional Provisions.................................................................  20

                 ARTICLE II AMOUNTS AND TERMS OF THE PURCHASES

Section 2.01. Purchase Facility; Reduction of Purchase Limit................................................  20
Section 2.02. Making the Initial Purchase and Subsequent Incremental Purchases..............................  20
Section 2.03. Selection of Tranche Periods and Discount Rates...............................................  21
Section 2.04. Percentage Evidenced by Receivable Interests..................................................  22
Section 2.05. Dividing or Combining Receivable Interests....................................................  22
Section 2.06. Reinvestments and Pre-Liquidation Settlements.................................................  22
Section 2.07. Liquidation Settlement Procedures.............................................................  23
Section 2.08. Deemed Collection of Dilutions and Certain Other Recourse
              Obligations...................................................................................  24
Section 2.09. Discount: Payments and Computations, Etc......................................................  25
Section 2.11. Seller's Extinguishment.......................................................................  26
Section 2.12. Servicing Compensation........................................................................  26

                         ARTICLE III LIQUIDITY FACILITY

Section 3.01. Transfer to Investors.........................................................................  26
Section 3.02. Transfer Price Reduction Discount.............................................................  27
Section 3.03. Payments to Falcon............................................................................  27
Section 3.04. Limitation on Commitment to Purchase from Falcon..............................................  27
Section 3.05. Defaulting Investors..........................................................................  27

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.01. Seller Representations and Warranties.........................................................  28
        (a) Corporate Existence and Power...................................................................  28
        (b) Due Qualification...............................................................................  28
        (c) Due Authorization; No Conflict..................................................................  28
        (d) No Consents.....................................................................................  28
        (e) Binding Effect..................................................................................  28
        (f) No Proceedings..................................................................................  29
        (g) Accuracy of Information.........................................................................  29
        (h) Use of Proceeds.................................................................................  29
        (i) Title to Receivables............................................................................  29
        (j) Good Title; Perfection..........................................................................  29
        (k) Places of Business..............................................................................  30
        (l) Collection Banks; etc...........................................................................  30

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
     (m) Names..............................................................................................   30
     (n) Credit Policies....................................................................................   30
     (o) Payments to Originator.............................................................................   31
     (p) Ownership of the Seller............................................................................   31
     (q) Not an Investment Company..........................................................................   31
     (r) Purpose............................................................................................   31
     (s) Net Receivables Balance............................................................................   31
     (t) Year 2000 Problem..................................................................................   31
     Section 4.02. Investor Representations and Warranties..................................................   31
     (a) Existence and Power................................................................................   31
     (b) No Conflict........................................................................................   31
     (c) Governmental Authorization.........................................................................   32
     (d) Binding Effect.

                       ARTICLE V CONDITIONS OF PURCHASES

Section 5.01. Conditions Precedent to Initial Purchase......................................................   32
Section 5.02. Conditions Precedent to All Purchases and Reinvestments.......................................   32

                       ARTICLE VI COVENANTS OF THE SELLER

Section 6.01. Affirmative Covenants of Seller...............................................................   33
     (a) Notices............................................................................................   33
         (i) Amortization Events or Potential Amortization Events...........................................   33
         (ii) Judgment......................................................................................   33
         (iii) Litigation...................................................................................   33
         (iv) Termination Date under Sale Agreement.........................................................   33
         (v) Downgrade......................................................................................   33
         (vi) Copies of Notices, Etc. under Sale Agreement and Other Transaction
            Documents.......................................................................................   33
         (vii) Change in Credit Policies....................................................................   33
         (viii) Other Information...........................................................................   33
     (b) Compliance with Laws...............................................................................   34
     (c) Audits; Inspection Rights..........................................................................   34
     (d) Keeping and Marking of Records and Books...........................................................   34
     (e) Compliance with Invoices and Credit Policies; Taxes................................................   34
     (f) Purchase of Receivables from the Originators.......................................................   35
     (g) Ownership Interest.................................................................................   35
     (h) Payment to the Originators.........................................................................   35
     (i) Performance and Enforcement of Sale Agreement......................................................   35
     (j) Purchasers' Reliance...............................................................................   35
     (k) Collections........................................................................................   36
     (l) Minimum Net Worth..................................................................................   37
     (m) Year 2000 Problems.................................................................................   37
Section 6.02. Negative Covenants of Seller..................................................................   37

     (a) Name Change, Offices, Records and Books of Accounts................................................  37
     (b) Change in Payment Instructions to Obligors.........................................................  38
     (c) Modifications to Credit Policies...................................................................  38
     (d) Sales, Liens, Etc..................................................................................  38
     (e) Nature of Business; Other Agreements; Other Indebtedness...........................................  38
     (f) Amendments to Sale Agreement.......................................................................  39
     (g) Amendments to Corporate Documents..................................................................  39
     (h) Merger.............................................................................................  39
     (i) Restricted Junior Payments.........................................................................  39

    ARTICLE VII SERVICING, ADMINISTRATION AND COLLECTION OF THE RECEIVABLES

Section 7.01. Designation of Servicer.......................................................................  40
Section 7.02. Duties of Servicer............................................................................  40
Section 7.03. Collection Notices............................................................................  41
Section 7.04. Responsibilities of the Seller................................................................  41
Section 7.05. Settlement Statements.........................................................................  41
Section 7.06. Quarterly Servicer's Certificate..............................................................  41
Section 7.07. Weekly Report and Distribution................................................................  42
Section 7.08. Reporting Covenants of the Servicer...........................................................  42
     (a) Financial Reporting................................................................................  42
         (i) Annual Reporting...............................................................................  42
         (ii) Quarterly Reporting...........................................................................  42
         (iii) Securities and Exchange Commission Filings...................................................  43
     (b) Notices............................................................................................  43
Section 7.09. Inspection Rights.............................................................................  43
Section 7.10. Credit Policies...............................................................................  43

                        ARTICLE VIII AMORTIZATION EVENTS

Section 8.01. Amortization Events...........................................................................  44
     (a) Insolvency Events..................................................................................  44
     (b) Failure to Make Payments and Deposits..............................................................  44
     (c) Settlement Statements..............................................................................  44
     (d) Other Covenants....................................................................................  44
     (e) Material Misrepresentations........................................................................  44
     (f) Investment Company.................................................................................  45
     (g) Delinquency Ratio..................................................................................  45
     (h) Loss-to-Liquidation Ratio..........................................................................  45
     (i) Dilution Ratio.....................................................................................  45
     (j) Nonpayment of Coverage Shortfall...................................................................  45
     (k) Minimum Enhancement Amount.........................................................................  45
     (l) Change of Control..................................................................................  45
     (m) Event of Default in Material Debt..................................................................  45

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
                           ARTICLE IX INDEMNIFICATION

Section 9.01. Indemnities by the Seller.....................................................................  46
Section 9.02. Increased Cost and Reduced Return.............................................................  47
Section 9.03. Costs and Expenses Relating to this Agreement.................................................  48
Section 9.04. Taxes.........................................................................................  48

                              ARTICLE X THE AGENT

Section 10.01. Authorization and Action.....................................................................  50
Section 10.02. Delegation of Duties.........................................................................  50
Section 10.03. Exculpatory Provisions.......................................................................  50
Section 10.04. Reliance by Agent............................................................................  51
Section 10.05. Non-Reliance on Agent and Other Purchasers...................................................  51
Section 10.06. Reimbursement and Indemnification............................................................  51
Section 10.07. Agent in its Individual Capacity.............................................................  52
Section 10.08. Successor Agent..............................................................................  52

                     ARTICLE XI ASSIGNMENTS; PARTICIPATIONS

Section 11.01. Assignments..................................................................................  52
Section 11.02. Participations...............................................................................  53

                           ARTICLE XII MISCELLANEOUS

Section 12.01. Waivers and Amendments.......................................................................  53
Section 12.02. Notices......................................................................................  54
Section 12.03. Ratable Payments.............................................................................  55
Section 12.04. Protection of Ownership Interests of the Agent on behalf of the
               Purchasers...................................................................................  55
Section 12.05. Confidentiality..............................................................................  56
Section 12.06. Bankruptcy Petition..........................................................................  57
Section 12.07. Limitation of Liability......................................................................  57
Section 12.08. CHOICE OF LAW................................................................................  57
Section 12.09. CONSENT TO JURISDICTION......................................................................  57
Section 12.10. WAIVER OF JURY TRIAL.........................................................................  58
Section 12.11. Integration; Survival of Terms...............................................................  58
Section 12.12. Counterparts; Severability...................................................................  58
Section 12.13. First Chicago Roles..........................................................................  58
Section 12.14. Characterization.............................................................................  58
Section 12.15. Acknowledgments..............................................................................  59

          THIS RECEIVABLE INTEREST PURCHASE AGREEMENT, dated as of November 20, 1998, is by and among FEDERAL-MOGUL FUNDING CORPORATION, a Michigan corporation (the "SELLER"), FEDERAL-MOGUL CORPORATION, a Michigan corporation (initially, the "SERVICER"), FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation ("FALCON"), THE FINANCIAL INSTITUTIONS LISTED FROM TIME TO TIME ON THE SIGNATURE PAGES HERETO AS INVESTORS (individually, an "INVESTOR" and collectively, the "INVESTORS"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent.

                             PRELIMINARY STATEMENTS

          WHEREAS, the Seller desires to transfer and assign Receivable Interests to the Agent for the benefit of Falcon or the Investors from time to time;

          WHEREAS, on the terms and subject to the conditions hereinafter set forth, Falcon may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time and, in the event Falcon does not purchase a particular Receivable Interest, unless the Seller otherwise directs, the Investors shall purchase such Receivable Interest from the Seller;

          WHEREAS, the Investors have also agreed to provide a liquidity facility to Falcon with respect to Receivable Interests purchased by Falcon;

          WHEREAS, Federal-Mogul Corporation has been requested to act, and is willing to act, as Servicer on behalf of the Seller and the Purchasers in accordance with the terms hereof; and

          WHEREAS, The First National Bank of Chicago has been requested to act, and is willing to act, as Agent on behalf of Falcon and the Investors in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01.   Defined Terms.  As used in this Agreement, the following
                     -------------
terms shall have the following meanings:

          "ACQUISITION AMOUNT" means, on the date of any purchase by the Investors from Falcon of Receivable Interests pursuant to SECTION 3.01: (a) with respect to each Investor other than NBD Bank, the lesser of (i) such Investor's Pro Rata Share of the Falcon Transfer Price and (ii) such Investor's unused Commitment, and (b) with respect to NBD Bank, the difference between (i) the Falcon Transfer Price and (ii) the aggregate amount payable by all other Investors on such date pursuant to clause (a) above.

          "ADJUSTED LIQUIDITY PRICE" means, in determining the Falcon Transfer Price for any Receivable Interest, an amount equal to:

                           RI x [ (i) DC + (ii) NDR ]
                                                ---
                                                ARP
          where:

           RI          =    the undivided percentage interest represented
                            by such Receivable Interest.

           DC          =    the Deemed Collections.

           NDR         =    the Outstanding Balance of all Receivables
                            that are not Defaulted Receivables.

           ARP         =    1 + (.50 x the Aggregate Reserve Percentage).

     Each of the foregoing shall be determined from the most recent Settlement Statement received from the Servicer.

          "ADMINISTRATION FEE" shall have the meaning specified in the Fee
Letter.

          "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "AFFECTED INVESTOR" shall have the meaning assigned to such term in
Section 11.01(c).

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise. In addition, for purposes of the definitions of "OBLIGOR OVERCONCENTRATION," "ELIGIBLE RECEIVABLE" and "NET RECEIVABLES BALANCE," a Person shall be deemed to control another Person if such Person owns more than 50% of any class of voting securities (or corresponding interest in the case of non-corporate entities) of the other Person.

          "AGENT" means First Chicago in its capacity as agent for the Purchasers pursuant to ARTICLE X, and not in its individual capacity, and any successor Agent appointed pursuant to ARTICLE X.

          "AGGREGATE RESERVE PERCENTAGE" means, as of any Report Date, the sum of (a) the Loss Reserve Percentage, (b) the Floating Dilution Reserve Percentage, and (c) the Fee Reserve Percentage.

          "AGGREGATE RESERVES" shall equal, as of any Report Date, the product of (a) the Aggregate Reserve Percentage times (b) the Available Receivables.

          "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all accrued and unpaid Discount, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agent and the Purchasers at such time, plus all accrued and unpaid Monthly Servicing Fees owed hereunder to the Servicer.

          "AGREEMENT" means this Receivable Interest Purchase Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

          "AMORTIZATION EVENT" has the meaning assigned to that term in SECTION 8.01.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance in form reasonably acceptable to the Agent pursuant to which an Investor assigns all or a portion of its rights and obligations under this Agreement in accordance with the terms of SECTION 11.01(B).

          "AVAILABLE FUNDING AMOUNT" means, as of any date of determination, the lesser of (a) the Available Receivables less the Aggregate Reserves and (b) $150,000,000.

          "AVAILABLE RECEIVABLES" means, as of any Report Date, the excess of the Net Receivables Balance over the Contractual Dilution Balance.

          "BASE RATE" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; PROVIDED, HOWEVER, that from and after the occurrence of an Amortization Event, and during the continuation thereof, the "BASE RATE" shall mean a rate per annum equal to the sum of 2% per annum PLUS the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

          "BREAKAGE COSTS" means, for any Receivable Interest which has its Capital reduced, or its Tranche Period terminated, prior to the date on which it was originally scheduled to end, the excess, if any, of (a) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, over (b) the sum of (i) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the Discount actually accrued during such period on such Capital for the new Receivable Interest, and (ii) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (b) exceeds the amount referred to in clause (a), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York, Detroit, Michigan, or Chicago, Illinois, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "CANADIAN RECEIVABLES" means Receivables which are payable in Canadian Dollars and generated from sales to Obligors located in Canada.

          "CAPITAL" of any Receivable Interest means, at any time, the Purchase Price of such Receivable Interest (and after giving effect to any adjustments contemplated in SECTION 3.05), minus the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital; PROVIDED THAT such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

          "CARTER" means Carter Automotive Company, Inc., a Delaware corporation.

          "CHANGE OF CONTROL" means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Federal-Mogul; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of Federal-Mogul shall cease for any reason to constitute a majority of the board of directors of Federal-Mogul; or (iii) Federal-Mogul shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Seller on a fully diluted basis.

          "CLOSING DATE" means November 20, 1998.

          "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

          "COLLECTION ACCOUNT AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of EXHIBIT B hereto.

          "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          "COLLECTION NOTICE" means a notice in the form attached to a Collection Account Agreement, from the Agent to a Collection Bank.

          "COLLECTION PERIOD" means, with respect to any Settlement Date, the calendar month preceding the month in which such Settlement Date occurs.

          "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all Deemed Collections payable to the Agent for the account of the applicable Purchaser(s) by the Seller pursuant to SECTION 2.08.

          "COMMERCIAL PAPER" means promissory notes of Falcon issued by Falcon in the commercial paper market.

          "COMMITMENT" means, for each Investor, the commitment of such Investor to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and
(ii) Falcon, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

          "CONFIDENTIAL INFORMATION" means, in relation to any Person, any written information delivered or made available by or on behalf of another Person (or its Affiliates or subsidiaries) in connection with or pursuant to the Transaction Documents or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information (a) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with the Transaction Documents), (b) which subsequently becomes publicly known through no act or omission by such Person, or (c) which otherwise becomes known other than through disclosure by the Person to whom it pertains or one of its Affiliates or subsidiaries.

          "CONTRACTUAL DILUTION BALANCE" means, as of any Report Date, the sum of (a) 2% of North American aftermarket sales during the immediately preceding Collection Period, (b) the greater of (i) the accrual for obsolescence and (ii) two times the aggregate amount of Credit Memos issued during such Collection Period due to obsolescence, (c) 1.5 times the aggregate amount of Credit Memos issued during such Collection Period due to stock lifts and (d) the total rebates and adjustments currently owed to Obligors as of the end of such Collection Period (as reflected in the Customer Program Balances in the books and records of the Servicer).

          "COVERAGE SHORTFALL" means, as of any Report Date, the excess, if any, of (a) outstanding Capital as of such Report Date, over (b) the Available Receivables determined as of such Report Date minus the Aggregate Reserves determined as of such Report Date.

          "CP RATE" means the rate, requested by the Seller and agreed to by Falcon, equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to the relevant Tranche Period may be sold by any placement agent or commercial paper dealer reasonably selected by Falcon, as agreed between each such dealer or agent and Falcon plus any and all applicable issuing and paying agent fees and commissions of placement agents and commercial paper dealers in respect of such Commercial Paper; PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and Falcon is a discount rate (or rates), the "CP RATE" for such Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from Falcon's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "CREDIT MEMO" means any credit memo relating to (a) the North American Aftermarket obsolescence, (b) the North American Aftermarket stock lifts, (d) the North American Aftermarket core deposits, (e) the North American Aftermarket billing adjustments, (f) the North American Aftermarket customer accommodation returns, (g) the North American Aftermarket other and (h) original equipment manufacturers.

          "CREDIT POLICIES" has the meaning assigned to that term in SECTION
7.10.

          "CUSTOMER PROGRAM BALANCES" means rebates owed to customers by an Originator based upon prior purchases.

          "DEEMED COLLECTIONS" means the aggregate of all amounts owing to Falcon pursuant to SECTIONS 2.08 and 9.01.

          "DEFAULT FEE" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letter, an amount equal to interest on any such amount at a rate per annum equal to 2% above the Base Rate; PROVIDED, HOWEVER, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

          "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment; (ii) an Insolvency Event has occurred with respect to the Obligor thereof; (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the Seller as uncollectible.

          "DEFAULTING INVESTOR" shall have the meaning assigned to such term in
SECTION 3.05.

          "DELINQUENCY RATIO" means, as of any Report Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Receivables as of the last Business Day of the immediately preceding Collection Period that are 61 or more days past due and the denominator of which is the Pool Balance as of such Business Day.

          "DILUTION HORIZON RATIO" or "DHR" means, for any Report Date, a fraction, the numerator of which is the sum of the aggregate amounts of all new Receivables generated during the two immediately preceding Collection Periods and the denominator of which is the Available Receivables as of such Report Date.

          "DILUTION RATIO" means, as of any Report Date, the percentage equivalent of a fraction, the numerator of which is all non-cash reductions to the Pool Balance, not related to the credit-worthiness of the Obligor, including, but not limited to, the aggregate amount of Credit Memos issued during the immediately preceding Collection Period, adjustments related to 2/10 discounts made during the immediately preceding Collection Period, and other adjustments made during the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such Business Day.

          "DISCOUNT" means, for each Receivable Interest for any Tranche Period:

                                  DR x C x AD
                                          ---
                                          360

     where:

          DR       =       the Discount Rate for such Receivable Interest
                           for such Tranche Period;

          C        =       the Capital of such Receivable Interest during
                           such Tranche Period; and

          AD       =       the actual number of days elapsed during such
                           Tranche Period;

PROVIDED, THAT no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED FURTHER, that Discount for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "DISCOUNT RATE" means the LIBO Rate, the CP Rate or the Base Rate, as applicable; PROVIDED THAT from and after the occurrence of an Amortization Event, the Discount Rate in respect of each Receivable Interest and Tranche Period shall be the Base Rate.

          "ELIGIBLE ORIGINATOR" means Federal-Mogul and each other Originator at any time while it is wholly-owned by Federal-Mogul.

          "ELIGIBLE RECEIVABLE" means each Receivable which meets the following criteria:

          (1) the obligation is denominated and payable in U.S. dollars in the United States, or, if a Canadian Receivable, is denominated and payable in Canadian dollars; or is related to an original equipment manufacturer export and is denominated in U.S. dollars;

          (2) the related Obligor is a resident of the United States or Canada or is an original equipment manufacturer;

          (3) the related Obligor is not an Affiliate of any of the parties hereto;

          (4) the contract terms of the Receivables call for payment within 90 days of original billing date, except for up to 3% of the Pool Balance which may have terms that call for payment within 91 to 180 days of original billing date;

          (5) the Receivable is not more than 90 days past due;

          (6) the Receivable is an "account" under Section 9-106 of the Uniform Commercial Code;

          (7) the Receivable is a legal, valid and binding obligation of the related Obligor;

          (8) the terms of the contract for the Receivable do not require the consent of the Obligor to sell or assign such Receivable;

          (9) the Agent has not notified the Seller that the Receivable is not acceptable;

          (10) the Receivable was generated in the ordinary course of business by an Eligible Originator;

          (11) the Receivable satisfies all applicable requirements of the Credit Policies of an Eligible Originator and the Seller;

          (12) there are no offset arrangements with the related Obligor;

          (13) the contract for the Receivable represents all or a part of the sales price of merchandise, insurance and services within the meaning of
     (S) 3(c)(5) of the Investment Company Act of 1940, as amended;

PROVIDED, HOWEVER, that if, as of any Report Date, the aggregate amount of Receivables for an Obligor represent 2.00% or more of the Pool Balance and 30.00% or more of such Receivables are 91 days or more past due, all Receivables relating to such Obligor shall not constitute "ELIGIBLE RECEIVABLES."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EXCESS CONCENTRATION AMOUNT" means, as of any Report Date, the sum of the Obligor Overconcentrations on such date.

          "EXPECTED FLOATING DILUTION RATIO" or "EFD" means, as of any Report Date, the average of the Floating Dilution Ratios for the twelve immediately preceding Collection Periods.

          "FACILITY TERMINATION DATE" means the earliest of (i) the Liquidity Termination Date, (ii) the date the Seller shall exercise its right to repurchase the outstanding Receivable Interests pursuant to SECTION 2.11, (iii) any date selected by the Seller on not less than 30 days' prior written notice to the Agent; PROVIDED THAT if any Person then acting as Agent hereunder shall have elected or been required to resign as Agent pursuant to SECTION 10.08, the Seller may elect, by written notice to the Agent given promptly following notice to the Seller of such resignation, to have the Facility Termination Date occur on the effective date of such resignation, (iv) the date of the occurrence of an Amortization Event involving the Seller and of the type described in SECTION 8.01(A), (v) any date following the occurrence, and during the continuance, of any other Amortization Event which the Required Investors declare in writing to be the Facility Termination Date, and (vi) the date on which Federal-Mogul ceases selling and/or contributing Receivables to the Seller pursuant to the Sale Agreement and/or the Subscription Agreement referred to therein.

          "FALCON" has the meaning assigned to that term in the preamble to this Agreement and includes such entity's successors and assigns (but does not include the Investors as assignees under SECTION 3.01).

          "FALCON RESIDUAL" means the sum of the Falcon Transfer Price
     Reductions.

          "FALCON TRANSFER PRICE" means, with respect to the assignment by Falcon of one or more Receivable Interests to the Agent for the benefit of the Investors pursuant to SECTION 3.01, the sum of (i) the lesser of (a) the Capital of each Receivable Interest and (b) the Adjusted Liquidity Price of each Receivable Interest and (ii) all accrued and unpaid Discount for such Receivable Interests.

          "FALCON TRANSFER PRICE DEFICIT" has the meaning assigned to that term in SECTION 3.05.

          "FALCON TRANSFER PRICE REDUCTION" means in connection with the assignment of a Receivable Interest by Falcon to the Agent for the benefit of the Investors, the positive difference between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          "FEDERAL-MOGUL" means Federal-Mogul Corporation, a Michigan corporation, and its successors in interest to the extent permitted hereunder, as amended, modified or supplemented and in effect from time to time.

          "FEDERAL-MOGUL AFFILIATE" means Federal-Mogul or any of its Subsidiaries or Affiliates.

          "FEDERAL-MOGUL CANADA" means Federal-Mogul Canada Limited, a Canadian corporation.

          "FEE RESERVE PERCENTAGE" means (a) as of any Report Date when Turnover Days have been less than or equal to 60 days during the immediately preceding Collection Period, 1.5%, and (b) as of any Report Date when Turnover Days have been greater than 60 days during the immediately preceding Collection Period, 2.0%.

          "FEES" means, collectively, the Administration Fee, Program Fee and Default Fees.

          "FEE LETTER" means that certain letter agreement dated as of the date hereof between the Seller and the Agent, as it may be amended or modified and in effect from time to time.

          "FINANCE CHARGES" means, with respect to an invoice, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such invoice.

          "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

          "FIRST CHICAGO ROLES" has the meaning assigned to that term in SECTION 12.13.

          "FLOATING DILUTION RATIO" means, as of any Report Date, the percentage equivalent of a fraction, the numerator of which shall be the Floating Dilution determined as of such Report Date and the denominator of which shall be the aggregate amount of new Receivables transferred to the Seller pursuant to the Sale Agreement during the second immediately preceding Collection Period.

          "FLOATING DILUTION" means, as of any Report Date, the aggregate amount of Credit Memos issued during the immediately preceding Collection Period relating to the (i) North American Aftermarket core deposits, (ii) the North American Aftermarket billing adjustments, (iii) the North American Aftermarket customer accommodation returns, (iv) the North American Aftermarket other and
(v) original equipment manufacturers.

          "FLOATING DILUTION RESERVE PERCENTAGE" or "FDRP" shall equal, as of any Report Date, the greater of:

     (a)  15%, and

     (b)  1.75 X EFD X DHR + [ (FDS-EFD) x FDS ]
                                           ---
                                           EFD

     where:

     FDR  =    Floating Dilution Ratio
     EFD  =    Expected Floating Dilution Ratio
     FDS  =    Floating Dilution Spike Ratio
     DHR  =    Dilution Horizon Ratio

          "FLOATING DILUTION SPIKE RATIO" or "FDS" means, as of any Report Date, the highest average of the Floating Dilution Ratio for any two consecutive Collection Periods that occurred during the twelve immediately preceding Collection Periods.

          "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Falcon.

          "FUNDING SOURCE" means (i) any Investor or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to Falcon.

          "GOVERNMENTAL AUTHORITY" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTY" means any guaranty by any Person of Indebtedness or other obligations of any other Person that is not a consolidated subsidiary of such Person or any assurance with respect to the financial condition of any other Person that is not a consolidated subsidiary of such Person (including, without limitation, any purchase or repurchase agreement, any indemnity or any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any Indebtedness or other obligation of such other Person) except endorsements of negotiable instruments for collection in the ordinary course of business.

          "INCREMENTAL PURCHASE" means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

          "INDEBTEDNESS" means any (a) indebtedness for borrowed money or for the deferred purchase price of property or services, (b) obligations under leases which, in accordance with generally accepted accounting principles, are to be recorded as capital leases, (c) obligations which are evidenced by notes, acceptances or other instruments, (d) net liabilities under interest rate swap, foreign currency swap, commodity swap, exchange or cap agreements and (e) obligations, whether or not assumed, secured by Liens or payable out of proceeds or production from property now or hereafter owned or acquired; PROVIDED, HOWEVER, that the term "INDEBTEDNESS" shall not include short-term obligations payable to suppliers incurred in the ordinary course of business.

          "INDEMNIFIED AMOUNTS" shall have the meaning assigned to such term in
SECTION 9.01.

          "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
SECTION 9.01.

          "INDEPENDENT DIRECTOR" shall have the meaning assigned to such term in the Sale Agreement.

          "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the following:

          (a) such Person files a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or such Person files a petition, answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer, or consent; or such Person appoints, or consents to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or such Person makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

          (b) an order for relief is entered against such Person by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws; a decree or an order by a court having jurisdiction in the premises is entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of such Person under any other similar applicable federal law; or a decree or an order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of such Person or of any substantial part of its property or for the winding up or liquidation of its affairs, is entered (each of the foregoing events in this clause (b), an "INVOLUNTARY INSOLVENCY EVENT").

          "INTENDED CHARACTERIZATION" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections.

          "INVESTORS" means the financial institutions listed on the signature pages of this Agreement under the heading "INVESTORS" and their respective successors and assigns.

          "LIBO RATE" means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the

Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) 0.75%. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "LIQUIDITY TERMINATION DATE" means November 19, 1999, unless such date is extended by mutual written agreement of the Seller, the Agent and each of the Purchasers.

          "LOSS RESERVE PERCENTAGE" means, as of any Report Date, the greater of
(a) 5% and (b) 3 times the Loss-to-Liquidation Ratio.

          "LOSS-TO-LIQUIDATION RATIO" means, as of any Report Date, a fraction, the numerator of which equals the sum of (a) the aggregate of Receivables that were 61 to 90 days past due as of the last day of the immediately preceding Collection Period and (b) the excess, if any, of (i) the aggregate amount of placed accounts balance during the immediately preceding Collection Period over
(ii) the aggregate amount of placed accounts balance during the second immediately preceding Collection Period, and the denominator of which is Collections received during the immediately preceding Collection Period.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition, business or operations of the Seller or any Originator,
(ii) the ability of the Seller or any Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Seller's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "MINIMUM ENHANCEMENT AMOUNT" means, as of any Report Date, an amount equal to the greater of: (a) an amount equal to the product of (i) the Aggregate Reserve Percentage as of such Report Date and (ii) a fraction the numerator of which is equal to outstanding Capital as of such Report Date and the denominator of which is 1 minus such Aggregate Reserve Percentage plus (iii) the Contractual Dilution as of such Report Date and (b) $5,000,000.

          "MONTHLY SERVICING FEE" shall have the meaning specified in SECTION 2.12.

          "NET RECEIVABLES BALANCE" means, at anytime, the aggregate Outstanding Balance of all Eligible Receivables at such time, reduced by the Excess Concentration Amount.

          "NEW CONCENTRATION ACCOUNT" has the meaning assigned to that term in
SECTION 6.01(K).

          "NON-DEFAULTING INVESTOR" shall have the meaning assigned to such term in SECTION 3.05.

          "OBLIGOR" means a Person obligated to make payments pursuant to an invoice.

          "OBLIGOR OVERCONCENTRATION" means, as of any Report Date, the excess of (a) the aggregate of all amounts of Eligible Receivables owned by the Seller and generated under accounts receivable with any one Obligor or type of Receivable as of the last day of the Collection Period immediately preceding such Report Date over (b) 2% of the Eligible Receivables on the last day of such immediately preceding Collection Period; provided that the Obligor Overconcentration with respect to the following Obligors or types of Receivables, shall be the applicable amount described in clause (a) in excess of the following percentages respectively, of the Eligible Receivables on the last day of such immediately preceding Collection Period:

           Obligor/Receivable Type                Percentage
           -----------------------                ----------
           Chrysler                                      4%
           Ford                                          7%
           General Motors                                7%
           Caterpillar                                   3%
           Canadian Receivables                          6%
           OEM Export Receivables                        5%

; provided, further, that the Obligor Overconcentration with respect to Genuine Parts shall be an amount equal to the lesser of (i) $11,000,000 and (ii) the applicable amount described in clause (a) in excess of 6% of the Eligible Receivables on the last day of such immediately preceding Collection Period; provided, further, that the Obligor Overconcentration with respect to Autozone shall be an amount equal to the lesser of (x) 15,000,000 and (y) the applicable amount described in clause (a) in excess of 9% of the Eligible Receivables on the last day of such immediately preceding Collection Period.

          "ORIGINATOR" means each of (a) Federal-Mogul, (b) Carter, (c) Federal-Mogul Canada, and shall include any other wholly-owned Subsidiary of Federal-Mogul which the Agent and the Purchasers unanimously approve.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or finance charges thereon, without regard to whether any of the same shall have been capitalized.

          "PERSON" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a Governmental Authority or other government or political subdivision or agent or instrumentality thereof.

          "POOL BALANCE" means, as of the time of determination thereof, the aggregate Outstanding Balance of all Receivables owned by the Seller at such time.

          "POTENTIAL AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "PRO RATA SHARE" means, for each Investor, the Commitment of such Investor divided by the Purchase Limit, adjusted as necessary to give affect to the application of the terms of SECTION 2.05.

          "PROGRAM FEE" shall have the meaning specified in the Fee Letter.

          "PURCHASE LIMIT" means the aggregate of the Commitments of the Investors hereunder (which aggregate amount is $150,000,000 as of the date of this Agreement).

          "PURCHASE DATE" means the date of the sale by Seller, and the purchase by Falcon or the Agent on behalf of the Investors, of any Receivables Interests hereunder.

          "PURCHASE NOTICE" shall have the meaning specified in SECTION 2.02(A).

          "PURCHASE PRICE" means, with respect to any Incremental Purchase, the least of:

          (a) the amount of Capital requested by the Seller,

          (b) the remaining unused portion of the Purchase Limit, and

          (c) the maximum amount by which the aggregate outstanding Capital could be increased such that after giving effect to such increase in Capital, the Net Receivables Balance will equal or exceed the product of
     (i) the sum of 100% plus the Aggregate Reserve Percentage, times (ii) the aggregate outstanding Capital after giving effect to such Incremental Purchase.

          "PURCHASER" means Falcon and/or an Investor, as applicable.

          "PURCHASING INVESTORS" has the meaning assigned to that term in
SECTION 11.01(B).

          "REASSIGNMENT AMOUNT" means, with respect to any Settlement Date, after giving effect to any deposits and distributions otherwise to be made on such Settlement Date, the sum of (i) the Capital on such Settlement Date, (ii) the amount of accrued and unpaid Discount relating to such Settlement Date or any prior Settlement Date which was previously due and unpaid, and (iii) the amount of any accrued and unpaid Fees and Breakage Costs.

          "RECEIVABLE" means all the U.S. dollar denominated and all the Canadian dollar-denominated accounts receivable shown on the records of Federal-Mogul or any Originator, and from time to time thereafter, arising from the sale of merchandise by Federal-Mogul or any Originator in the ordinary course of business; provided, however, that "Receivable" that includes a Stock Lift shall
          --------  -------
be sold to Seller net of any adjustment with respect to such Stock Lift.

          "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to SECTION 2.03 in: (a) all Receivables transferred to or otherwise acquired or held by the Seller and arising prior to the time of the most recent computation or recomputation of such undivided interest pursuant to Section 2.04, (b) all Related Security with respect to such Receivables, and (c) all Collections with respect to, and other proceeds of, such Receivables. Such undivided percentage interest shall equal:

                                       C
                       ---------------------------------
                               NRB - (ARP x NRB)


     where:

     C      =     the Capital of such Receivable Interest.

     ARP    =     the Aggregate Reserve Percentage.

     NRB    =     the Net Receivables Balance.

          "RECORDS" means, with respect to any Receivable, all invoices and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "REDUCTION PERCENTAGE" means, for any Receivable Interest acquired by the Investors from Falcon for less than the Capital of such Receivable Interest, a percentage equal to a fraction the numerator of which is the Falcon Transfer Price Reduction for such Receivable Interest and the denominator of which is the Capital of such Receivable Interest.

          "REFERENCE BANK" means NBD Bank or such other bank as the Agent shall designate with the consent of the Seller.

          "REINVESTMENT" has the meaning assigned to that term in SECTION
2.06(C).

          "RELATED SECURITY" means, with respect to any Receivable:

          (i) all of the Seller's interest in the goods, the shipment of which gave rise to such Receivable,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the invoice related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the invoice related to such Receivable or otherwise,

          (iv)  all Records related to such Receivables,

          (v) all of the Seller's right, title and interest in, to and under the Sale Agreement and each bill of lading, instrument, document or agreement executed in connection therewith in favor of or otherwise for the benefit of the Seller; and

          (vi)  all proceeds of any of the foregoing.

          "REPORT DATE" means the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day.

          "REPURCHASE PRICE" means, on any date of determination pursuant to
Section 2.11, an amount equal to the Aggregate Unpaids.

          "REQUIRED INVESTORS" means, at any time, Investors with Commitments in excess of 66-2/3% of the Purchase Limit.

          "REQUIRED NOTICE TIME" means, with respect to the Purchase Date of any Incremental Purchase other than the initial purchase of Receivable Interests hereunder or the selection of any new Discount Rate or Tranche Period with respect to a maturing Tranche Period, not later than 11:00 a.m. (New York City time): (i) at least three Business Days prior to such date if the LIBO Rate is being requested as the Discount Rate relating to such Incremental Purchase, (ii) at least three Business Days prior to such date if the CP Rate is being requested as the Discount Rate relating to such Incremental Purchase and (iii) at least one Business Day prior to such date if the Base Rate is being requested as the Discount Rate relating to such Incremental Purchase.

          "REQUIREMENTS OF LAW" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws and the Federal Truth in Lending Act).

          "RESERVE REQUIREMENT" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to any Originator, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Indebtedness evidenced by the Subordinated Notes (as defined in the Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller.

          "SALE AGREEMENT" means that certain Receivables Sale and Contribution Agreement of even date herewith between the Seller, as purchaser, and the Originators, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

          "SERVICER" means at any time the Person (which may be the Agent) then authorized pursuant to Article VII to service, administer and collect Receivables.

          "SETTLEMENT DATE" means, (a) prior to the earlier to occur of (i) an Amortization Event or (ii) the Facility Termination Date, the twentieth (20/th/) day of each month or, if such day is not a Business Day, the next succeeding Business Day, and (b) from and after the earlier to occur of (i) an Amortization Event or (ii) the Facility Termination Date, the twentieth (20/th/) day of each month or, if such day is not a Business Day, the next succeeding Business Day, and any other Business Day designated by the Agent.

          "SETTLEMENT STATEMENT" means a report, in substantially the form of EXHIBIT C hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to SECTION 7.05.

          "STOCK LIFT" means an account receivable, or portion thereof, as to which Federal-Mogul or one of its subsidiaries has issued a credit in an amount equal to the balance of such account receivable or portion thereof.

          "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Seller.

          "TAXES" shall have the meaning set forth in SECTION 3.03.

          "TERM" means, with respect to each Investor's Commitment, November 19, 1999.

          "TRANCHE PERIOD" means, with respect to any Receivable Interest:

          (i) if Discount for such Receivable Interest is calculated with respect to the CP Rate, a period of days not to exceed 270 days commencing on a Business Day requested by the Seller and agreed to by Falcon;

          (ii) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Agent and the Seller, commencing on a Business Day selected by the Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

          (iii) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period of 30 days commencing on a Business Day.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Tranche Period shall end on the Facility Termination Date. The duration of each Tranche Period which commences after the Facility Termination Date shall be of such duration as selected by the Agent.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Sale Agreement, the Subscription Agreement, the Subordinated Notes (as defined in the Sale Agreement), the Fee Letter, each Collections Notice and all other instruments, documents and agreements executed and delivered by the Seller or any Originator in connection herewith.

          "TURNOVER DAYS" means, as of any Report Date, an amount equal to the Pool Balance as of the last day of the immediately preceding Collection Period divided by Collections relating to the immediately preceding Collection Period times 30.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "WEEKLY SETTLEMENT DATE" has the meaning assigned to that term in
SECTION 7.07.

          "WEEKLY REPORT" has the meaning assigned to that term in SECTION 7.07.

          "YEAR 2000 PROBLEM" means any significant risk that computer hardware or software used in the business or operations of the Seller, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of dates or time periods occurring before January 1, 2000.

          Section 1.02.   Other Definitional Provisions.
                          -----------------------------

          (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect in the United States from time to time.

          (b) All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

          Section 2.01.   Purchase Facility; Reduction of Purchase Limit.
                          ----------------------------------------------

          (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date: (i) the Seller may, at its option, sell and assign Receivable Interests to the Agent for the benefit of Falcon or the Investors, and (ii) Falcon may, at its option, instruct the Agent to purchase one or more Receivable Interests on behalf of Falcon, or if Falcon shall decline to purchase a particular Receivable Interest, unless the Seller cancels such purchase in accordance with SECTION 2.02(B), the Agent shall purchase such Receivable Interest on behalf of the Investors.

          (b) The Seller may, upon at least 30 days' prior written irrevocable notice to the Agent, terminate in whole or permanently reduce in part, ratably among the Investors, the unused portion of the Purchase Limit; PROVIDED THAT each partial reduction of the Purchase Limit shall be in a minimum amount equal to $2,000,000 or a larger integral multiple of $1,000,000.

          Section 2.02.   Making the Initial Purchase and Subsequent Incremental
                          ------------------------------------------------------
Purchases.
---------

          (a) The Seller shall provide the Agent with a prior written notice, in substantially the form of EXHIBIT A hereto (each, a "PURCHASE NOTICE"):

          (i) in the case of the initial purchase of Receivable Interests hereunder, not later than 12:00 noon (New York City time) on the Business Day immediately preceding such purchase, and

          (ii) in the case of all subsequent Incremental Purchases, not later than the Required Notice Time.

Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the Purchase Price (in each case, not to be less than $2,000,000 or a larger integral multiple of $1,000,000) and the proposed Purchase Date, initial Tranche Period and initial Discount Rate related thereto. The Agent shall promptly (and in any event on or prior to 11:00 a.m. (New York City time) on the applicable Purchase Date) notify the Seller and each Investor if Falcon elects in its discretion not to make the initial Purchase or any subsequent Incremental Purchase.

          (b) Following receipt of a Purchase Notice, the Agent will determine whether Falcon agrees to make the purchase. If Falcon declines to make the initial purchase or any subsequent Incremental Purchase, the Agent shall promptly advise the Seller and the Servicer of such fact, and: (i) the Seller may thereupon cancel the Purchase Notice or (ii) in the absence of such a cancellation, such initial purchase or any Incremental Purchase will be made by the Investors.

          (c) On each Purchase Date, upon satisfaction of the applicable conditions precedent set forth in ARTICLE V, Falcon or each Investor, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 1:00 p.m. (New York City time), an amount equal to:

          (i) in the case of Falcon, the aggregate Purchase Price of each Receivable Interest Falcon is then purchasing, or

          (ii) in the case of an Investor, such Investor's Pro Rata Share of the aggregate Purchase Price of each of the Receivable Interests the Investors are purchasing.

          Section 2.03.   Selection of Tranche Periods and Discount Rates.
                          -----------------------------------------------

          (a) Each Receivable Interest shall at all times have an associated amount of Capital, a Discount Rate and Tranche Period applicable to it. Not less than $2,000,000 of Capital (or a larger integral multiple of $1,000,000) may be allocated to any single Receivable Interest. The Seller shall request Discount Rates and Tranche Periods for the Receivable Interests of the Purchasers as follows (i) for the Receivable Interests of Falcon, the Seller may select a CP Rate (with the concurrence of the Agent) or the Base Rate; and (ii) for the Receivable Interests of the Investors, the Seller may select the LIBO Rate or the Base Rate. The Seller shall select Discount Rates and Tranche Period by giving the Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period not later than the Required Notice Time. The Agent shall, promptly following its knowledge thereof, advise the Seller in any instance if the Tranche Period selected by the Seller at any time is not acceptable to Falcon or the Investors, as applicable. If the Seller fails to request a Discount Rate and/or a Tranche Period for any Receivable Interest pursuant to the terms of this SECTION 2.03 on a timely basis, or the Seller and the Agent fail to agree on an acceptable duration for any Tranche Period, the Discount Rate shall be the CP Rate (if Falcon is the applicable Purchaser) or the Base Rate, in the Agent's sole discretion, and the applicable Tranche Period shall be a period of one

Business Day commencing on the day requested in the Purchase Notice or the last day of the then expiring Tranche Period for such Receivable Interest, as applicable. Until the Seller gives timely notice to the Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred from Falcon to the Investors pursuant to SECTION 3.01 shall be the Base Rate.

          (b) If any Investor notifies the Agent that it has determined that funding its Pro Rata Share of the Receivable Interests of the Investors at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require the Seller to select a new Discount Rate for any Receivable Interest accruing Discount at such LIBO Rate.

          Section 2.04.   Percentage Evidenced by Receivable Interests. Each
                          --------------------------------------------
Receivable Interest shall be initially computed on its Purchase Date. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.

          Section 2.05.   Dividing or Combining Receivable Interests. The Seller
                          ------------------------------------------
or the Agent may, upon notice to and consent by the other received not later than the Required Notice Time for any Receivable Interest, take any of the following actions with respect to such Receivable Interest: (i) divide the Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine the Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by such Purchaser, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, provided that a Receivable Interest of Falcon may not be combined with a Receivable Interest of the Investors.

          Section 2.06.   Reinvestments and Pre-Liquidation Settlements. At any
                          ---------------------------------------------
time that any Collection is received by the Servicer from and after its Purchase Date and on or prior to the Facility Termination Date:

          (a) the Servicer (at any time the Servicer is not a Federal-Mogul Affiliate) may retain a portion of such Collection in payment of any Monthly Servicing Fee then due and owing;

          (b) thereafter, the Servicer is hereby directed to pay a portion of the remainder, if any, of such Collection to the Agent in payment of any accrued and unpaid

     Discount, Fees and Breakage Costs (if any), in each case that are due and owing on such day; and

          (c) thereafter, except to the extent the Seller wishes to reduce the outstanding amount of Capital of a Receivable Interest (in which case the provisions of SECTION 2.07 shall be applicable to the portion of such Receivable Interest represented by such reduction in Capital), the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "REINVESTMENT") with that portion of the remainder of such Collection that is part of such Receivable Interest such that after giving effect to such Reinvestment, the amount of the Capital of such Receivable Interest immediately after any such receipt and corresponding Reinvestment shall be equal to the amount of the Capital immediately prior to such receipt;

          (d) thereafter, the Servicer (if the Servicer is a Federal-Mogul Affiliate) may retain a portion of the remainder, if any, of such Collection to payment of the Monthly Servicing Fee;

          (e) thereafter, if requested by the Seller, any remaining portion of such Collection may be applied to making an additional Incremental Purchase in accordance with the terms of this Agreement; and

          (f) finally, any remaining portion of such Collection shall be paid to the Seller, as the Seller may direct.

          Section 2.07.   Liquidation Settlement Procedures. On the Facility
                          ---------------------------------

Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust: (a) for the Purchasers, the percentage evidenced by each Receivable Interest of Collections received on such day, and (b) for the Seller, all remaining Collections. On each Settlement Date following the Facility Termination Date:

          (i) the Servicer shall remit to the Agent, by transfer of immediately available funds to the account specified in SECTION 2.09(D), the amounts set aside pursuant to SECTION 2.07(A), together with any remaining amounts set aside pursuant to SECTION 2.08 prior to such day, but not to exceed the sum of (A) the accrued Discount for such Receivable Interest, (B) the Capital of such Receivable Interest, (c) the aggregate of all fees and other amounts then owed hereunder or under the Fee Letter by Seller to the Agent or any of the Purchasers, and (D) the accrued Monthly Servicing Fee for such Receivable Interest; and

          (ii) the Servicer shall remit to the Seller the Seller's undivided percentage interest of all Collections in respect of such Receivable Interest which are received on and after the Facility Termination Date.

If there shall be insufficient funds on deposit for the Servicer to distribute funds to the Agent in payment in full of the amounts described in the foregoing clause (i), the Servicer shall distribute such funds:

          first, to reimbursement of the Agent's costs of collection and
          -----
     enforcement of the Transaction Documents,

          second, to the Servicer (if the Servicer is not a Federal-Mogul
          ------
     Affiliate) in payment of all accrued Monthly Servicing Fee in respect of such Receivable Interest,

          third, in payment of all accrued Discount and Breakage Costs for such
          -----
     Receivable Interest,

          fourth, in reduction of the Capital of the Receivable Interests,
          ------

          fifth, in payment of all Fees and Indemnified Amounts, if any, then
          -----
     due and owing hereunder to the Agent or the Purchasers, and sixth, to the Servicer (if the Servicer is a Federal-Mogul Affiliate)
          -----
     in payment of all accrued Monthly Servicing Fee in respect of such Receivable Interest.

Collections allocated to the Receivable Interests of the Investors shall be shared ratably by the Investors in accordance with their Pro Rata Shares. Collections applied to the payment of costs of collection and enforcement, Discount, Fees, Breakage Costs and/or Indemnified Amounts shall be allocated ratably among the Agent and the Purchasers in accordance with such amounts owing to each of them. To the extent Collections are available for such purpose in accordance with the foregoing, the accrued Monthly Servicing Fee in respect of each Receivable Interest shall be remitted to the Servicer. Following the date on which the Aggregate Unpaids are reduced to zero, the Servicer shall pay to Seller any remaining Collections set aside and held by the Servicer pursuant to this SECTION 2.07.

          Section 2.08.   Deemed Collection of Dilutions and Certain Other
                          ------------------------------------------------
Recourse Obligations.
--------------------

          (a) If on any day the Outstanding Balance of any Receivable is either
(i) reduced as a result of any defective or rejected services, any cash discount or any adjustment by the Seller, the Servicer or any Originator or (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation.

          (b) If on any day any of the representations or warranties in SECTIONS 4.01(I), (J), (L), (N) OR (O) are no longer true with respect to a Receivable, the Seller shall be deemed to have received on such day, a Collection of such Receivable in full.

          (c) If on any day the representation and warranty in Section 4.01(s) is no longer true, the Seller shall be deemed to have received on such day Collections of Receivables in full such that the representation and warranty in
Section 4.01(s) is true and correct on such day.

          (d) If the Seller receives any Collections or is deemed to receive Collections pursuant to this SECTION 2.08 or otherwise, the Seller shall pay such Collections or deemed Collections to the Servicer prior to the next succeeding Settlement Date and at all times prior to such payment, such Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Agent.

          Section 2.09.   Discount: Payments and Computations, Etc.
                          ----------------------------------------

          (a) Discount shall accrue for each Receivable Interest for each day occurring during the Tranche Period for such Receivable Interest. On each Settlement Date, the Agent shall deduct from Collections remitted to it pursuant to SECTION 2.06 OR 2.07, as applicable, an amount equal to the accrued and unpaid Discount for the Collection Period then most recently ended.

          (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay to the Agent, for the account of the relevant Purchasers, the Administration Fee and Program Fees pursuant to the Fee Letter, all amounts payable pursuant to ARTICLE IX, if any, all Servicer costs, if any, payable pursuant to SECTION 7.02 and on demand therefor, any Breakage Costs. If any Person fails to pay any amount when due hereunder, such Person agrees to pay, on demand, the Default Fee.

          (c) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at the account specified in SECTION 2.09(D) until otherwise notified by the Agent. The Agent shall, in accordance with its customary practice, provide monthly invoices from time to time to the Seller in respect of Discount and other fees and expenses payable by the Seller hereunder. In the event the Seller shall at any time fail to pay any amount when due hereunder, the Agent may, on notice to the Seller, debit the Facility Account for such amount. All computations of Discount and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in arrears on Settlement Dates. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

          (d) All amounts payable to the Agent or any Purchaser under this Agreement or the Fee Letter shall be made in immediately available funds to FMSD Clearing Account no. 7521-7683 at The First National Bank of Chicago, in Chicago, Illinois, ABA No. 071000013, Reference: Federal-Mogul Funding Corporation, until otherwise notified by the Agent.

          (e) In the event that the amount in clause (b) of the definition of Breakage Costs exceeds the amount referred to in clause (a) of the definition of Breakage Costs, the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

          Section 2.10.  Maximum Aggregate of Receivable Interests; Grant of
                         ---------------------------------------------------
Security Interest. The Seller shall ensure that the aggregate Receivable
-----------------
Interests of the Purchasers shall at
no time exceed 100%. If, on any day, the aggregate Receivable Interests of the Purchasers exceeds 100%, the Seller shall, not later than the next succeeding Settlement Date, pay to the Agent an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate of the Receivable Interest equals or is less than 100%. Such amount shall be applied to the reduction of the Capital of the Receivable Interests ratably in accordance with the percentages of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares. The Seller hereby grants to the Agent for the ratable benefit of the Purchasers a security interest in all of its interest in the Receivables, Related Security, Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including its indemnity obligations under ARTICLE IX and all other obligations owed hereunder to the Purchasers.

          Section 2.11.   Seller's Extinguishment. The Seller shall have the
                          -----------------------
right, on not less than thirty (30) days' written notice to the Agent, at any time following the reduction of the Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Receivable Interests by paying the Repurchase Price therefor in immediately available funds to the Facility Account. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent, except that the Receivable Interests reconveyed to the Seller have been reconveyed free and clear of any Adverse Claim created by the Agent or any of the Purchasers.

          Section 2.12.   Servicing Compensation. The monthly servicing fee
                          ----------------------
(the "MONTHLY SERVICING FEE") shall be payable to the Servicer, either (a) through withdrawals from Collections as provided in SECTIONS 2.06 AND 2.07 or
(b) shall be payable in arrears, on each Settlement Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Settlement Date following reduction of the Pool Balance to zero and the first Settlement Date on which Capital is zero. The Monthly Servicing Fee shall be an amount equal to the product of (a) 0.50% per annum and (b) the Pool Balance and (c) a fraction, the numerator of which is the actual number of days in the preceding Collection Period and the denominator of which is 360. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of SECTIONS
2.06 AND 2.07.

                                  ARTICLE III
                              LIQUIDITY FACILITY

          Section 3.01.   Transfer to Investors. Each Investor hereby agrees,
                          ---------------------
subject to SECTION 3.04, that immediately upon written notice from Falcon delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Falcon. without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of Falcon as specified by Falcon. Each Investor shall promptly pay to the Agent at an account designated by the Agent, for the benefit of Falcon, its Acquisition Amount. Unless an Investor has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to

Falcon in reliance upon such assumption. Falcon hereby sells and assigns to the Agent for the ratable benefit of the Investors, and the Agent hereby purchases and assumes from Falcon, effective upon the receipt by Falcon of the Falcon Transfer Price, the Receivable Interests of Falcon which are the subject of any transfer pursuant to this ARTICLE III.

          Section 3.02.   Transfer Price Reduction Discount. If the Adjusted
                          ---------------------------------
Liquidity Price is included in the calculation of the Falcon Transfer Price for any Receivable Interest, each Investor agrees that the Agent shall pay to Falcon the Reduction Percentage of any Discount received by the Agent with respect to such Receivable Interest.

          Section 3.03.   Payments to Falcon. In consideration for the
                          ------------------
reduction of the Falcon Transfer Prices by the Falcon Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Receivable Interests of the Investors equals the Falcon Residual, each Investor hereby agrees that the Agent shall not distribute to the Investors and shall immediately remit to Falcon any Discount, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Receivable Interests of the Investors.

          Section 3.04.   Limitation on Commitment to Purchase from Falcon.
                          ------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, no Investor shall have any obligation to purchase any Receivable Interest from Falcon, pursuant to
SECTION 3.01 or otherwise, if an Insolvency Event with respect to Falcon has occurred.

          Section 3.05.   Defaulting Investors. If one or more Investors
                          --------------------
defaults in its obligation to pay its Acquisition Amount pursuant to SECTION
3.01 (each such Investor shall be called a "DEFAULTING INVESTOR" and the aggregate amount of such defaulted obligations being herein called the "FALCON TRANSFER PRICE DEFICIT"), then upon notice from the Agent, each Investor other than the Defaulting Investors (a "NON-DEFAULTING INVESTOR") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of
(x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the Falcon Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 0.5% for the two Business Days and 2.0% per annum thereafter. In addition, without prejudice to any other rights that Falcon may have under applicable law, each Defaulting Investor shall pay to Falcon forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the non-Defaulting Investors, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Investor's Acquisition Amount pursuant to SECTION 3.01 until the date the requisite amount is paid to Falcon in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2.0%.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01.   Seller Representations and Warranties. The Seller
                          -------------------------------------
hereby represents and warrants to the Agent and the Purchasers that:

          (a)  Corporate Existence and Power. The Seller is a corporation duly
               -----------------------------
organized and validly existing and in good standing under the law of the State of Michigan and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

          (b)  Due Qualification. The Seller is duly qualified to do business
               -----------------
and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify, be in good standing or obtain licenses or approvals would not have a Material Adverse Effect.

          (c)  Due Authorization; No Conflict. The execution and delivery of the
               ------------------------------
Transaction Documents to which the Seller is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound. The execution and delivery of the Transaction Documents to which the Seller is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof which are applicable to the Seller, will not conflict with or violate any material Requirements of Law applicable to the Seller.

          (d)  No Consents. Other than the filing of the financing statements
               -----------
required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, other than authorizations, approvals, actions, notices or filings the failure to obtain or perform would not reasonably be expected to have a Material Adverse Effect.

          (e)  Binding Effect. The Transaction Documents to which the Seller
               --------------
is a party have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (f)  No Proceedings. There are no actions, suits or proceedings
               --------------
pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller or any Originator, or any of the respective properties of the Seller or any Originator, in or before any court, arbitrator or other body, which are reasonably likely to have a Material Adverse Effect. Neither the Seller nor any Originator is in default with respect to any order of any court, arbitrator or Governmental Authority.

          (g)  Accuracy of Information. All information heretofore furnished by
               -----------------------
the Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h)  Use of Proceeds. No proceeds of any purchase hereunder will be
               ---------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G and Regulation U of the Board of Governors of the United States Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors (including but not limited to the provisions of Regulation G, Regulation U and Regulation X) or any similar rule of any other Governmental Authority.

          (i)  Title to Receivables. Each Receivable has been purchased by the
               --------------------
Seller from an Originator in accordance with the terms of the Sale Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable, its Collections and the Related Security. Each such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable.

          (j)  Good Title; Perfection. Immediately prior to each purchase
               ----------------------
hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.

          (k)  Places of Business. The principal places of business and chief
               ------------------
executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on EXHIBIT D or such other locations notified to the Agent in accordance with

SECTION 6.02(A) in jurisdictions where all action required by SECTION 6.02(A) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on EXHIBIT D.

          (l)  Collection Banks; etc.  Except as otherwise notified to the
               ---------------------
     Agent in accordance with Section 6.02(b):

          (i) the Seller has instructed, or has required the Originators and the Servicer to instruct, all Obligors to pay all Collections directly to a segregated lock-box identified on EXHIBIT E hereto,

          (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on EXHIBIT E,

          (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on EXHIBIT E, and

          (iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on EXHIBIT E which were established by any Originator or by any Person other than the Seller, exclusive dominion and control thereof has been transferred to the Seller. The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any lock-box or Collection Account, or the right to take dominion and control of any lock-box or Collection Account at a future time or upon the occurrence of a future event.

          (m)  Names. In the past five years, the Seller has not used any
               -----
corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

          (n)  Credit Policies. With respect to each Receivable, each of the
               ---------------
Originators, the Seller and the Servicer has complied in all material respects with the Credit Policies.

          (o)  Payments to Originator. With respect to each Receivable
               ----------------------
transferred to the Seller, the Seller has given reasonably equivalent value to the applicable Originator in consideration for such transfer of such Receivable and the Related Security with respect thereto under the Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer or contribution by any Originator of any Receivable is or may be voidable under any Section of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. (S)(S) 101 et seq.), as amended.

          (p)  Ownership of the Seller. Federal-Mogul directly owns 100% of the
               -----------------------
issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Seller.

          (q)  Not an Investment Company. The Seller is not an `investment
               -------------------------
company" within the meaning of the Investment Company Act of 1 940, as amended from time to time, or any successor statute.

          (r)  Purpose. The Seller has determined that, from a business
               -------
viewpoint, the purchase of Receivables and related interests from the Originators under the Sale Agreement, and the sale of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interest of the Seller.

          (s)  Net Receivables Balance. Both before and after giving effect to
               -----------------------
each Incremental Purchase and Reinvestment, the Net Receivables Balance equals or exceeds the product of (i) 100% + the Aggregate Reserve Percentage, multiplied by (ii) the aggregate Capital outstanding.

          (t)  Year 2000 Problem. Seller has reviewed its operations with a view
               -----------------
to assessing whether its business will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission, or other utilization of data be vulnerable to a Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect. Based on such review, Seller has no reason to believe that a Material Adverse Effect will occur with respect to its business or operations resulting from a Year 2000 Problem.

          Section 4.02.  Investor Representations and Warranties. Each Investor
                         ---------------------------------------
hereby represents and warrants to the Agent, the other Purchasers and the Seller that:

          (a)  Existence and Power. Such Investor is a corporation or a banking
               -------------------
association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

          (b)  No Conflict. The execution, delivery and performance by such
               -----------
Investor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Investor.

          (c)  Governmental Authorization. No authorization or approval or other
               --------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Investor of this Agreement.

          (d)  Binding Effect. This Agreement constitutes the legal, valid and
               --------------
binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                                   ARTICLE V

                            CONDITIONS OF PURCHASES

          Section 5.01.  Conditions Precedent to Initial Purchase. The initial
                         ----------------------------------------
purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on SCHEDULE A hereto, and (b) the Agent shall have been paid all fees required to be paid on such date pursuant to the terms of the Fee Letter.

          Section 5.02.  Conditions Precedent to All Purchases and
                         -----------------------------------------
Reinvestments. Each purchase of a Receivable Interest (other than pursuant to
-------------
SECTION 3.01) and each Reinvestment shall be subject to the further conditions precedent that:

          (a) in the case of each Incremental Purchase, the Servicer shall have delivered to the Agent on or prior to the Purchase Date all Settlement Statements as and when due under SECTION 7.05;

          (b) on the date of each Incremental Purchase or Reinvestment, the following statements shall be true both before and after giving effect to such purchase or Reinvestment (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties set forth in SECTION 4.01 are correct on and as of the date of such purchase or Reinvestment as though made on and as of such date;

          (ii) no event has occurred, or would result from such purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Amortization Event; and

          (iii) neither the Liquidity Termination Date nor the Facility Termination Date shall have occurred, the aggregate Capital of all Receivable Interests shall not exceed the Purchase Limit and the aggregate Receivable Interests shall not exceed 100%; and

          (iv) if the proposed date of such purchase or Reinvestment is a Settlement Date, the Seller shall have paid immediately available funds in the amount of any Coverage Shortfall that will exist after giving effect to such purchase or Reinvestment to the Agent for distribution to the Purchasers; and

          (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                  ARTICLE VI

                            COVENANTS OF THE SELLER

          Section 6.01.  Affirmative Covenants of Seller. Until the date on
                         -------------------------------
which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants and agrees that:

          (a)   Notices. Except as set forth in clauses (vii) and (viii) below,
                -------
the Seller will notify the Agent in writing of any of (x) the events specified below in clauses (i) and (iv) immediately, and (y) the events specified in clauses (ii), (iii), (v) and (vi) within three Business Days, in each case, upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

          (i)   Amortization Events or Potential Amortization Events. The
                ----------------------------------------------------
     occurrence of each Amortization Event or Potential Amortization Event, by a statement of the Chief Financial Officer, the Treasurer or the Assistant Treasurer of the Seller;

          (ii)  Judgment.  The entry of any judgment or decree against the
                --------
     Seller;

          (iii) Litigation.  The institution of any litigation, arbitration
                ----------
     proceeding or governmental proceeding against the Seller or to which the Seller becomes party;

          (iv)  Termination Date under Sale Agreement. The declaration by
                -------------------------------------
     Federal-Mogul of the "TERMINATION DATE" under the Sale Agreement; and/or

          (v)   Downgrade.  Any downgrade in the rating of any Indebtedness
                ---------
     of Federal-Mogul by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

          (vi)  Copies of Notices, Etc. under Sale Agreement and Other
                ------------------------------------------------------
     Transaction Documents. Forthwith upon its receipt of any notice, request
     ---------------------
     for consent, financial statements of Federal-Mogul, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Falcon, copies of the same.

          (vii) Change in Credit Policies.  At least 30 days prior to the
                -------------------------
     effectiveness of any material change in or amendment to the Credit Policies, a copy of the Credit Policies then in effect and a notice indicating such change or amendment.

         (viii) Other Information.  As soon as reasonably practicable, such
                -----------------
     other information (including non-financial information) as the Agent or any Purchaser may from time to time reasonably request.

          (b)  Compliance with Laws.  The Seller will comply in all material
               --------------------
respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

          (c)  Audits; Inspection Rights. The Seller will, or will require the
               -------------------------
Originators and the Servicer to, furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall require the Originators and the Servicer to permit the Agent or its agents or representatives) (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or any Originator relating to Receivables and the Related Security, including, without limitation, the related invoices, and (ii) to visit the offices and properties of the Seller or the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's or any Originator's financial condition or the Receivables and the Related Security or the Seller's performance hereunder, or any Originator's performance under any of the other Transaction Documents, or the Seller's or any Originator's performance under the invoices with any of the officers or employees of the Seller or any Originator having knowledge of such matters.

          (d)  Keeping and Marking of Records and Books.
               -----------------------------------------

          (i) The Seller will, and will require the Originators and the Servicer to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will require the Originators and the Servicer to, give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) The Seller will, and will require the Originators and the Servicer to: (a) on or prior to the date hereof, mark its master data processing records and other books and records, if any, relating to the Receivable Interests with a legend, acceptable to the Agent, describing the Receivable Interests and (b) upon the request of the Agent following an Amortization Event: (A) mark each invoice with a legend describing the Receivable Interests and (B) deliver to the Agent all invoices (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

          (e)  Compliance with Invoices and Credit Policies; Taxes. The Seller
               ---------------------------------------------------
will, and will require the Originators and the Servicer to, timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the invoices (other than bills of lading) related to the Receivables, and (ii) comply in all material respects with any bills of lading included in the invoices and with the Credit Policies. The Seller will, and will require the Originators to, pay when due any taxes payable in connection with the Receivables.

          (f)  Purchase of Receivables from the Originators. With respect to
               --------------------------------------------
each Receivable purchased under the Sale Agreement, the Seller shall (or shall require the Originators and the Servicer to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Agent may reasonably request.

          (g)  Ownership Interest. The Seller shall take all necessary action to
               ------------------
establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent and the Purchasers hereunder as the Agent may reasonably request.

          (h)  Payment to the Originators. With respect to any Receivable
               --------------------------
purchased by the Seller from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

          (i)  Performance and Enforcement of Sale Agreement. The Seller shall
               ---------------------------------------------
timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Sale Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Agents, as assignees of the Seller) under the Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

          (j)  Purchasers' Reliance. The Seller acknowledges that the Purchasers
               --------------------
are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from each of the Originators. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each of the Originators and any Affiliates thereof and not just a division of an Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

          (i)     maintain its own separate books and records and bank accounts;

          (ii) at all times hold itself out to the public as a legal entity separate from the Servicer, the Originators, any Affiliates thereof or any other Person;

          (iii) at all times have at least one member of its Board of Directors who is an Independent Director;

          (iv) file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns, and pay any taxes so required to be paid under applicable law;

          (v) not commingle its assets with assets of any other Person (except as contemplated by the Transaction Documents);

          (vi)    conduct its business in its own name;

          (vii)   maintain separate financial statements;

          (viii)  pay its own liabilities only out of its own funds;

          (ix)    maintain an arm's length relationship with its Affiliates;

          (x)     pay the salaries of its own employees, if any;

          (xi) not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;

          (xii) allocate fairly and reasonably any overhead for shared office space;

          (xiii)  use separate stationery, invoices and checks;

          (xiv) not pledge its assets for the benefit of any other Person or make any loans or advances to any Person (except as contemplated by the Transaction Documents);

          (xv) correct any known misunderstanding regarding its separate identity;

          (xvi) maintain adequate capital in light of its contemplated business purposes; and

          (xvii) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Michigan corporate formalities;

          (k)  Collections. The Seller shall instruct all Obligors, or require
               -----------
the Originators and the Servicer to instruct, all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on EXHIBIT E, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Seller shall require all proceeds from such lock-box to be deposited directly by a Collection Bank into a Collection Account listed on EXHIBIT E, which is subject to a Collection Account Agreement. The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each such Collection Account. In the case of any Collections received by the Seller or an Originator, the Seller shall remit (or shall require the Originators and the Servicer to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall require the Originators and the Servicer to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Agent. In the case of any remittances received by the Seller in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any of the Collection Banks a Collection Notice pursuant to SECTION 7.03, the Agent may request that the Seller, and the Seller thereupon promptly shall and shall direct the Originators to, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Agent and, at all times thereafter the Seller shall not deposit or otherwise credit, and shall not permit any Originator or any other Person to deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any Collection Account listed on EXHIBIT E which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on EXHIBIT E.

          (l)  Minimum Net Worth. The Seller shall at all times maintain total
               -----------------
assets which exceed its total liabilities by not less than 3% of the Outstanding Balance of the Receivables at such time.

          (m)  Year 2000 Problems. Seller shall take all reasonable actions to
               ------------------
ensure that its computer-based system are able to effectively process data, including dates on and after January 1, 2000, without any Year 2000 Problem which could reasonably be expected to have a Material Adverse Effect. At the request of Agent or any Purchaser, Seller shall provide Agent or such Purchaser with substantiation reasonably acceptable to Agent or such Purchaser as to Seller's capability to process data on and after, or otherwise with respect to dates occurring on or after, January 1, 2000 without any Year 2000 Problem.

          Section 6.02.  Negative Covenants of Seller. Until the date on which
                         ----------------------------
the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

          (a) Name Change, Offices, Records and Books of Accounts. The Seller
              ---------------------------------------------------
will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least 45 days prior notice thereof (or such lesser number of days as the parties hereto may agree upon) and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

          (b)   Change in Payment Instructions to Obligors. The Seller will not
                ------------------------------------------
add or terminate any bank as a Collection Bank from those listed in EXHIBIT E, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Agent shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

          (i)   written notice of such addition, termination or change, and

          (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

PROVIDED, HOWEVER, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or Collection Account that is subject to a Collection Account Agreement then in effect.

          (c)   Modifications to Credit Policies. The Seller will not make any
                --------------------------------
change to the Credit Policies which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in
SECTION 7.02(C), the Seller, acting as Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any invoice related thereto other than in accordance with the Credit Policies.

          (d)   Sales, Liens, Etc. The Seller shall not sell, assign (by
                -----------------
operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any invoice under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or any Originator.

          (e)   Nature of Business; Other Agreements; Other Indebtedness. The
                --------------------------------------------------------
Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Sale Agreement. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

          (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

          (ii)  the incurrence of obligations under this Agreement,

          (iii) the incurrence of obligations, as expressly contemplated in the Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Sale Agreement, and

          (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in SECTION 6.01(J) of this Agreement.

In the event the Seller shall at any time borrow a "SUBORDINATED LOAN" under the Sale Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agent under this Agreement, on such terms as shall be satisfactory to the Agent.

          (f)   Amendments to Sale Agreement. The Seller shall not, without the
                ----------------------------
     prior written consent of the Agent:

          (i)   cancel or terminate the Sale Agreement,

          (ii) give any consent, waiver, directive or approval under the Sale Agreement,

          (iii) waive any default, action, omission or breach under the Sale Agreement, or otherwise grant any indulgence thereunder, or

          (iv) amend, supplement or otherwise modify any of the terms of the Sale Agreement.

          (g)   Amendments to Corporate Documents. The Seller shall not amend
                ---------------------------------
its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, SECTION 6.01(J) of this Agreement.

          (h)   Merger. The Seller shall not merge or consolidate with or into,
                ------
or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

          (i)   Restricted Junior Payments. The Seller shall not make any
                --------------------------
Restricted Junior Payment if an Amortization Event or a Potential Amortization Event exists or would result therefrom.

                                  ARTICLE VII

          SERVICING, ADMINISTRATION AND COLLECTION OF THE RECEIVABLES

          Section 7.01.  Designation of Servicer. The servicing, administration
                         -----------------------
and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section
7.01. Federal-Mogul is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time following the occurrence of an Amortization Event designate as Servicer any Person to succeed Federal-Mogul or any successor Servicer.

          Section 7.02.  Duties of Servicer.
                         ------------------

          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable invoices and the Credit Policies.

          (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in ARTICLE II. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with SECTIONS
2.06 and 2.07. The Servicer shall upon the request of the Agent after the occurrence of an Amortization Event segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with SECTION 2.07. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (c) The Servicer, may, in accordance with the Credit Policies, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective interests in the Receivables, all Records that evidence or relate to the Receivables, the related invoices and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent following the occurrence of an Amortization Event, deliver or make available to the Agent all such Records to such location as the Agent may designate in writing. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller: (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event that Federal-Mogul or one of its Affiliates is not then acting as the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of the Agent or any Purchaser, furnish to the Agent for distribution to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to SECTION 2.07.

          (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 7.03.  Collection Notices. The Agent is authorized at any time
                         ------------------
to date and to deliver to the Collection Banks a Collection Notice under any Collection Account Agreement. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse the Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related invoices and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

          Section 7.04.  Responsibilities of the Seller. Anything herein to the
                         ------------------------------
contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related invoices. The Purchasers shall have no obligation or liability with respect to any Receivables or related invoices, nor shall any of them be obligated to perform the obligations of the Seller.

          Section 7.05.  Settlement Statements. On or prior to the Report Date,
                         ---------------------
the Servicer will provide to the Agent a Settlement Statement substantially in the form of EXHIBIT C, and on each Settlement Date the Agent shall forward to each Purchaser such statement.

          Section 7.06.  Quarterly Servicer's Certificate. The Servicer shall
                         --------------------------------
deliver to the Agent on or prior to the Report Date occurring in the month immediately succeeding each of the first three calendar quarters of each year, a certificate signed by a senior financial officer of the

Servicer stating that (a) a review of the activities of the Servicer during the preceding calendar quarter and of its performance under the Transaction Documents was made under the supervision of the officer signing such Compliance Certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has performed in all material respects its obligations under the Transaction Documents throughout such quarter, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          Section 7.07.  Weekly Report and Distribution. Notwithstanding any
                         ------------------------------
other provision of any of the Transaction Documents, upon the occurrence of an Amortization Event, the Agent, at its sole option, may provide a written notice to the Seller, the Servicer and the Purchasers to the effect that the Servicer shall deliver a weekly report (the "WEEKLY REPORT") and distributions shall be made to the Purchasers on a weekly basis, in each case, as described below. Upon receipt of such notice, on Friday of each week, or if such day is not a Business Day, the next succeeding Business Day, the Servicer shall deliver the Weekly Report to the Agent. Each Weekly Report shall provide the following information:
(i) the aggregate Collections deposited in the Collection Account during the current week, or the preceding week, as applicable, (ii) the aggregate amount of Receivables as of the date of the Weekly Report, and (iii) the amount to be distributed on the second Business Day immediately succeeding the date of such report (the "WEEKLY SETTLEMENT DATE") for each line item in Section 5.01(c). On each Weekly Settlement Date the Agent, in accordance with the Weekly Report delivered by the Servicer, shall make a distribution to the Purchasers pursuant to Section 5.01(c). The amounts to be distributed on each Weekly Settlement Date shall be a pro rata portion of the amounts specified in the Transaction Documents based upon the actual number of days in the preceding week and a 30-day month.


          Section 7.08.  Reporting Covenants of the Servicer.
                         -----------------------------------

          (a)    Financial Reporting. The Servicer, for so long as Federal-Mogul
                 -------------------
is the Servicer and any Aggregate Unpaids remain outstanding, hereby covenants that it shall maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

          (i)    Annual Reporting. As soon as available, but in any event within
                 ----------------
     120 days after the close of each fiscal year of the Servicer, an audit report not qualified for anything under the control of the Servicer, certified by independent public accountants acceptable to the Agent (which until the Agent notifies the Servicer in writing to the contrary may be Ernst & Young llp, public accountants), prepared in accordance with generally accepted accounting principles on a consolidated basis for the Servicer and its Subsidiaries including consolidated balance sheets as of the end of such period, and related profit and loss and reconciliation of the surplus statements;

          (ii)   Quarterly Reporting. As soon as available, but in any event
                 -------------------
     within 60 days after the close of the first three quarterly periods of each fiscal year of the Servicer, for the Servicer and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements for the period beginning from the beginning of such fiscal year to the end of such quarter; and

          (iii) Securities and Exchange Commission Filings.
                ------------------------------------------

          The Servicer shall provide the Agent, promptly after the same are available, copies of all proxy statements, financial statements and reports as the Servicer shall send or make available generally to any of its public security holders, and copies of all regular and period reports and of all registration statements which the Servicer may file with the Securities and Exchange Commission or with any securities exchange.

          (b)   Notices. The Servicer shall promptly notify the Agent in writing
                -------
of any of the following immediately upon learning of the occurrence thereof, describing the same, and if applicable, the steps being taken with respect thereto; (i) the occurrence of each Amortization Event and each Potential Amortization Event, by a statement of the corporate comptroller or senior financial officer of the Servicer, (ii) the entry of one or more judgments or decrees against the Servicer or any of its Subsidiaries if the aggregate amount of all such judgments and decrees outstanding (not paid or fully covered by insurance as to which the insurance carrier has admitted liability) equals or exceeds $30,000,000, (iii) the occurrence of any Insolvency Event with respect to the Servicer, (iv) the occurrence of any Insolvency Event with respect to the Seller or any Originator of which the Servicer becomes aware, and (v) the occurrence of any other event of which the Servicer becomes aware that has, or could reasonably be expected to have, a Material Adverse Effect or that constitutes an Amortization Event or a Potential Amortization Event.

          Section 7.09.  Inspection Rights. The Servicer shall provide the
                         -----------------
Agent, and any of its agents and representatives, with access to (a) any books, records, files and documents (including, without limitation, computer tapes and discs) relating to the Transaction Documents, the Receivables and the servicing of the Receivables, and the Agent and such representatives and agents shall be permitted to make copies of and abstracts from the foregoing and (b) the officers, directors and auditors of the Servicer to discuss the business and operations of the Servicer relating to the Transaction Documents and the Receivables and the Servicer's performance under the Transaction Documents, but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and
(iv) at reasonably accessible offices designated by the Servicer.

          Section 7.10.  Credit Policies. The Servicer shall timely and fully
                         ---------------
(a) perform and comply with all provisions and covenants and other promises required to be observed by it under terms of such Receivable and (b) comply in all material respects with the credit and collection policies and procedures in effect on the date hereof (the "CREDIT POLICIES") with respect to the Receivables, a copy of which is attached hereto as EXHIBIT G. The Servicer shall not amend, modify or supplement the Credit Policies in any material adverse respect without the prior written consent of the Agent, which consent shall not be unreasonably withheld. Upon any amendment, modification or supplement to the Credit Policies consented to by the Agent, the Servicer shall deliver to the Agent, for distribution to the Purchasers, such amendment, modification or supplement and EXHIBIT G shall be deemed to be amended by such amendment, modification or supplement.

                                 ARTICLE VIII

                              AMORTIZATION EVENTS

          Section 8.01.  Amortization Events.
                         -------------------

           If any one or more of the following events (each, an "AMORTIZATION EVENT") shall occur:

          (a)  Insolvency Events. An Insolvency Event shall occur with respect
               -----------------
     to the Seller, the Servicer or an Originator, and, in the case of an Involuntary Insolvency Event concerning an Originator, shall have continued undischarged or unstayed for a period of 60 days;

          (b)  Failure to Make Payments and Deposits. Failure on the part of the
               -------------------------------------
     Seller, Federal-Mogul or the Servicer, as applicable, to make any payment or deposit required by the terms of any of the Transaction Documents;

          (c)  Settlement Statements. Failure on the part of the Servicer to
               ---------------------
     deliver a Settlement Statement within 5 days of the date such item is due to be delivered under any of the Transaction Documents;

          (d)  Other Covenants. Failure on the part of the Seller, the Servicer
               ---------------
     or Federal-Mogul, as applicable, to duly observe or perform in any material respect any of their other respective covenants or agreements set forth in the Transaction Documents, which failure continues unremedied for a period of ten days after the earlier of (i) the date on which the Seller, the Servicer or Federal-Mogul, as applicable, becomes aware of such failure and
     (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Seller, the Servicer or Federal-Mogul, as applicable;

          (e)  Material Misrepresentations. Any representation or warranty made
               ---------------------------
     by the Seller or Federal-Mogul in any Transaction Document to which it is a party: (i) shall prove to have been incorrect in any material respect when made, and shall continue to be incorrect in any material respect for a period of 10 days after the earlier to occur of (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Agent, or (B) the date on which the Seller, the Servicer or Federal-Mogul, as applicable, becomes aware of such failure, and (ii) as a result of such incorrectness, a Material Adverse Effect occurs; PROVIDED, HOWEVER, that an Amortization Event shall not be deemed to have occurred under this paragraph if the misrepresentation related to a specific Receivable and the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement;

          (f)  Investment Company. The Seller shall become an "investment
               ------------------
     company" within the meaning of the Investment Company Act;

          (g)  Delinquency Ratio. The average Delinquency Ratio for any two
               -----------------
     consecutive Collection Periods is a rate equal to or greater than 6.00%;

          (h)  Loss-to-Liquidation Ratio. The average Loss-to-Liquidation Ratio
               -------------------------
     for any three consecutive Collection Periods is a rate equal to or greater than 3.50%;

          (i)  Dilution Ratio. The average Dilution Ratio for any three
               --------------
     consecutive Collection Periods is a rate equal to or greater than 8.00%;

          (j)  Nonpayment of Coverage Shortfall. The Coverage Shortfall, if any,
               --------------------------------
     relating to any Settlement Date is not paid to the Purchasers on the applicable Settlement Date;

          (k)  Minimum Enhancement Amount. The sum of Contractual Dilution and
               --------------------------
     Aggregate Reserves is less than the Minimum Enhancement Amount;

          (l)  Change of Control. A Change of Control shall occur; and/or
               -----------------

          (m)  Event of Default in Material Debt. Failure of the Servicer or any
               ---------------------------------
     of its Subsidiaries to pay any Indebtedness in excess of $10,000,000 in aggregate principal amount ("MATERIAL DEBT") when due; or the default by the Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Material Debt to become due prior to its stated maturity; or any Material Debt of the Servicer or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

then, subject to applicable law, and after the applicable grace period, if any, an Amortization Event shall occur without any notice or other action on the part of the Agent or any of the Purchasers, immediately upon the occurrence of such event and the Agent, by notice then given in writing to the Seller and the Servicer, may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer as Servicer under the Transaction Documents and appoint a successor Servicer hereunder. All authority and power granted to the Servicer or any successor Servicer under the Transaction Documents shall automatically cease and terminate upon payment in full of the Aggregate Unpaids.

                                  ARTICLE IX

                                INDEMNIFICATION

          Section 9.01.  Indemnities by the Seller. Without limiting any other
                         -------------------------
rights which the Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent and each Purchaser and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, EXCLUDING, HOWEVER:

          (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

          (i) any representation or warranty made by the Seller, any Originator or the Servicer (or any officers of the Seller, an Originator or the Servicer) under or in connection with this Agreement, any other Transaction Document, any Settlement Statement or any other information or report delivered by the Seller, any Originator or the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by the Seller, any Originator or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or invoice related thereto, or the nonconformity of any Receivable or invoice included therein with any such applicable law, rule or regulation;

          (iii) any failure of the Seller, any Originator or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv)   [RESERVED]

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling of Collections of Receivables at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby other than (a) litigation between the Seller on the one hand and the Agent and one or more of the Investors on the other hand in which the Seller prevails or (b) any investigation or proceeding arising from (i) the gross negligence or willful misconduct of the Agent or one or more Investors or (ii) the unlawful conduct of the Agent or one or more Investors;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

          (ix)   any Insolvency Event with respect to the Servicer.

          Section 9.02.  Increased Cost and Reduced Return.
                         ---------------------------------

          (a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

          (b) Payment of any sum pursuant to SECTION 9.02(A) shall be made by the Seller to the Agent, for the benefit of the relevant Funding Source, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this
SECTION 9.02 and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be conclusive evidence of the amount to be paid, absent manifest error.

          (c) Each Investor will promptly notify the Seller and the Agent of any event of which it has knowledge which is reasonably likely to entitle such Investor to compensation pursuant to this Section 9.02; PROVIDED, HOWEVER, that no failure to give or delay in giving such notification shall adversely affect the rights of any Investor to such compensation.

          Section 9.03.  Costs and Expenses Relating to this Agreement. The
                         ---------------------------------------------
Seller shall pay to the Agent and Falcon on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of Falcon's auditors auditing the books, records and procedures of the Seller and the Servicer, reasonable fees and out-of-pocket expenses of legal counsel for Falcon and the Agent (which such counsel may be employees of Falcon or the Agent) with respect thereto and with respect to advising Falcon and the Agent as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

          Section 9.04.  Taxes.
                         -----
          (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Seller or the Servicer to or for the benefit of Falcon or any Investor shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by reference to, the net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the receipts or gross receipts that are imposed on Falcon or such Investor by any of (i) the United States or any State thereof, (ii) the state jurisdiction under the laws of which Falcon or such Investor is organized or in which it is otherwise doing business or (iii) any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of Falcon or any Investor, (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this Section 9.04) the amount received by Falcon or the relevant Investor, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) the Seller or the Servicer (as appropriate) shall make such deductions and (c) the Seller or the Servicer (as appropriate) shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law.

          (b) The Seller will indemnify each of the Purchasers for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 9.04) paid by such Purchaser and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. Each of the Purchasers agrees to promptly notify the Seller of any payment of Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each of the Purchasers shall be entitled to payment of this indemnification, as owner of Receivable Interests within 30 days from the date such Purchaser makes written demand therefor to the Agent and the Seller. A certificate as to the amount of such indemnification submitted to the Seller and the Agent by any Purchaser, setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.

          (c) Within 30 days after the date of any payment of Taxes, the Seller or the Servicer (as the case may be) will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (d)  Notwithstanding the foregoing and any other provisions of this
Section 9.04, the obligations of the Servicer under this Section 9.04 shall be payable only out of Collections.

          (e) Each Investor that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the Agent from time to time prior to the initial Settlement Date on which the Agent, acting on behalf of such Investor, will be entitled to receive distributions pursuant to this Agreement, Internal Revenue Service Forms 1001 or 4224 (or any successor form), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Seller or the Servicer to make payments to, and deposit funds to or for the account of, the Agent, acting on behalf of such Investor, hereunder and under the other Transaction Documents without any deduction or withholding for or on account of any tax or with such withholding or deduction at a reduced rate.

                                   ARTICLE X

                                   THE AGENT

          Section 10.01.  Authorization and Action. Each Purchaser hereby
                          ------------------------
designates and appoints The First National Bank of Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute on behalf of such Purchaser (the terms of which shall be binding on such Purchaser) each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers contemplated hereunder.

          Section 10.02.  Delegation of Duties. The Agent may execute any of its
                          --------------------
duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 10.03.  Exculpatory Provisions. Neither the Agent nor any of
                          ----------------------
its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other

Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in ARTICLE V, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Agent shall not be deemed to have knowledge of an Amortization Event or a Potential Amortization Event unless the Agent has received notice from the Seller or a Purchaser.

          Section 10.04.  Reliance by Agent. The Agent shall in all cases be
                          -----------------
entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Falcon or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, PROVIDED THAT unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Falcon or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 10.05.  Non-Reliance on Agent and Other Purchasers. Each
                          ------------------------------------------
Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 10.06.  Reimbursement and Indemnification. The Purchasers
                          ---------------------------------
agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of the Transaction Documents.

          Section 10.07.  Agent in its Individual Capacity. The Agent and its
                          --------------------------------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Agent in its individual capacity if applicable.

          Section 10.08.  Successor Agent. The Agent may, upon ten days' notice
                          ---------------
to the Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Investors during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Investors during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this ARTICLE X and ARTICLE IX shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE XI

                          ASSIGNMENTS; PARTICIPATIONS

          Section 11.01.  Assignments. (a) The Seller and each Investor hereby
                          -----------
agree and consent to the complete or partial assignment by Falcon of all of its rights under, interest in, title to and obligations under this Agreement to the Investors pursuant to SECTION 3.01 or to any other Person, and upon such assignment, Falcon shall be released from its obligations so assigned. Further, the Seller and each Investor hereby agree that any assignee of Falcon of this Agreement or all or any of the Receivable Interests of Falcon shall have all of the rights and benefits under this Agreement as if the term "FALCON" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Falcon hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

          (b) Any Investor may at any time and from time to time assign to one or more Persons ("PURCHASING INVESTORS") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the Agent (the "ASSIGNMENT AND ACCEPTANCE"), executed by such Purchasing Investor and such selling Investor. The consent of Falcon shall be required prior to the effectiveness of any such assignment; provided, however, that the consent of Falcon shall not be required if a Purchasing Investor is an Affiliate of the assigning Investor. Each assignee of an Investor must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or Falcon, an enforceability opinion in form and substance satisfactory to the Agent and Falcon. Upon delivery of the executed Assignment and Acceptance to the Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agent shall be required.

          (c) Each of the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc. (an "AFFECTED INVESTOR"), such Affected Investor shall be obliged, at the request of Falcon or the Agent, to assign all of its rights and obligations hereunder to (x) another Investor or
(y) another financial institution nominated by the Agent and acceptable to Falcon, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment and Acceptance, of an amount equal to such Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

          Section 11.02.  Participations. Any Investor may, in the ordinary
                          --------------
course of its business at any time sell to one or more Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay Falcon its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, Falcon and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of SECTION 12.01(B).

                                  ARTICLE XII

                                 MISCELLANEOUS

          Section 12.01.  Waivers and Amendments. (a) No failure or delay on the
                          ----------------------
part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.

The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
SECTION 12.01(B). Falcon, the Seller and the Agent, at the direction of the Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

          (i) without the consent of each affected Purchaser: (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to ARTICLE XL hereof, change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this SECTION 12.01(B), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "ELIGIBLE RECEIVABLE," "DILUTION RESERVE", "DISCOUNT RESERVE," "LOSS RESERVE PERCENTAGE," or "AGGREGATE RESERVE PERCENTAGE" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

          (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors and Falcon may enter into amendments to modify any of the terms or provisions of ARTICLE III, ARTICLE X, ARTICLE XI or SECTION 12.13 provided that such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this SECTION 12.01 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Agent.

          (c) Neither the Seller nor the Agent shall consent to any amendment of the Sale Agreement without the prior written consent of the Required Investors if such amendment would have a material adverse effect on any Investor.

          Section 12.02.  Notices.
                          -------

          (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Agent or any Purchaser pursuant to
ARTICLE II or III shall not be effective until received by the intended recipient.

          (b) The Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 12.03.  Ratable Payments. If any Purchaser, whetherby setoff
                          ----------------
or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to SECTION 9.02 or 9.03) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 12.04.  Protection of Ownership Interests of the Agent on
                          -------------------------------------------------
behalf of the Purchasers.
------------------------

          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time following the replacement of the Seller as Servicer and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser's written request, withhold the identity of such Purchaser in any such notification.

          (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in SECTION 9.03, as applicable. The Seller and the Servicer each irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.


          Section 12.05.  Confidentiality. Each of the Seller, Federal-Mogul,
                          ---------------
the Servicer (if other than Federal-Mogul), the Agent and the Purchasers agrees to use it best efforts, and to cause its agents and representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent the Agent or any Purchaser from delivering copies of any financial statements and other documents constituting Confidential Information, or disclosing any other Confidential Information, to:

          (i) the Agent's, any Purchaser's or any Funding Source's respective directors, officers, employees, agents, accountants, professional consultants and enhancement providers,

          (ii)   any other Purchaser,

          (iii) any other Funding Source or any Person to which such Purchaser offers to sell or assign or sells or assigns such Purchaser or any part thereof or any rights associated therewith so long as such other Funding Source or Person shall have agreed to hold in confidence all Confidential Information,

          (iv) any federal or state regulatory authority having jurisdiction over the Agent, such Purchaser or any Funding Source,

          (v) any nationally recognized rating agency that requires access to such Purchaser's investment portfolio and any Funding Source's investment portfolio,

          (vi) any other Person to which such delivery or disclosure may be necessary or appropriate: (a) in compliance with any law, rule, regulation or order applicable to the Agent, any Purchaser or any Funding Source, (b) in response to any subpoena or other legal process or (c) in connection with any litigation to which the Agent, such Purchaser or Funding Source is a party, or

          (vii) if any Amortization Event has occurred and is continuing, to the extent the Agent or such Purchaser may reasonably determine that such delivery and disclosure is necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Transaction Documents.

The Agent and the Purchasers agree to allow the Seller to inspect their security and confidentiality arrangements from time to time upon reasonable prior notice and during normal business hours. The Agent and the Purchasers shall provide written notice to the Seller whenever any such disclosure is made except to the extent prohibited by law and shall use their best efforts to provide the Seller with five day's advance notice of any disclosure pursuant to clause (vi) of this
Section 12.05.

          Section 12.06.  Bankruptcy Petition. The Seller, the Agent and each
                          -------------------
Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 12.07.  Limitation of Liability. Except with respect to any
                          -----------------------
claim arising out of the willful misconduct or gross negligence of Falcon, the Agent or any Investor, no claim may be made by the Seller, the Servicer or any other Person against Falcon, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 12.08.  CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
                          -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          Section 12.09.  CONSENT TO JURISDICTION. EACH OF THE SELLER AND THE
                          -----------------------
SERVICER HEREBY: (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS AND (B) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER OR THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE SELLER, THE SERVICER OR ANY ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE SELLER OR THE SERVICER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY

MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE TRANSACTION DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          Section 12.10.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO
                          --------------------
HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE TRANSACTION DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

          Section 12.11.  Integration; Survival of Terms. The Transaction
                          ------------------------------
Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The provisions of ARTICLE IX and SECTION 12.06 shall survive any termination of this Agreement.

          Section 12.12.  Counterparts; Severability. This Agreement may be
                          --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 12.13.  First Chicago Roles. Each of the Investors
                          -------------------
acknowledges that First Chicago and certain of its Affiliates including (First Chicago Capital Markets, Inc.) act, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Falcon (collectively, the "FIRST CHICAGO ROLES"). Without limiting the generality of this SECTION 12.13, each Investor hereby acknowledges and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, the giving of notice to the Agent of a mandatory purchase pursuant to SECTION 3.01.

          Section 12.14.  Characterization.
                          ----------------
          (a) It is the intention of the parties hereto that, except for income tax purposes, each purchase hereunder shall constitute an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to the Seller; PROVIDED, HOWEVER, that (i) the Seller shall be liable to each Purchaser and the Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of the Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related invoices, or any other obligations of the Seller or such Originator.

          (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale for any purpose in addition to income tax purposes, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After an Amortization Event, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          Section 12.15.  Acknowledgments.  The Seller hereby acknowledges that:
                          ---------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) neither the Agent nor any Purchaser has any fiduciary relationship with or fiduciary duty to the Seller arising out of or in connection with this Agreement, and the relationship between the Agent and the Purchasers, on the one hand, and the Seller, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Purchasers or among the Seller and the Purchasers or among the Seller and the Agent.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SELLER:                       FEDERAL-MOGUL FUNDING CORPORATION

                              By:______________________________________
                                   Name:
                                   Title:

                              Address for Notices:

                              Federal-Mogul Funding Corporation
                              26555 Northwestern Highway
                              Southfield, Ml 48034

                              Attention:  Treasury Department

                              Phone: (248) 354-7700
                              Fax: (248) 354-6746

SERVICER:                     FEDERAL-MOGUL CORPORATION

                              By:______________________________________
                                   Name:
                                   Title:

                              Address for Notices:

                              Federal-Mogul Corporation
                              26555 Northwestern Highway
                              Southfield, MI 48034


                              Attention:  Treasury Department

                              Phone: (248) 354-7700
                              Fax: (248) 354-6746

AGENT:                        THE FIRST NATIONAL BANK OF CHICAGO,
                              as Agent

                              By:____________________________________
                                      Authorized Agent

                              Address for Notices:

                              The First National Bank of Chicago
                              Suite 0079, 1-21
                              One First National Plaza
                              Chicago, Illinois 60670-0079

                              Attention:  Caitlin Kelly

                              Phone: (312) 732-2566
                              Fax: (312) 732-4487

FALCON:                       FALCON ASSET SECURITIZATION CORPORATION

                              By: _________________________________
                                     Authorized Signatory

                              Address for Notices:

                              Falcon Asset Securitization Corporation
                              c/o The First National Bank
                              of Chicago
                              Asset-Backed Finance
                              One First National Plaza
                              Chicago, Illinois 60670-0079

                              Attention:  Caitlin Kelly

                              Fax: (312) 732-4487
                              Phone: (312) 732-2566

INVESTORS:

     Commitment               NBD BANK
     ----------

     $100,000,000             By:_______________________________
                                     Authorized Agent

                              Address for Notices:

                              NBD Bank
                              611 Woodward Avenue
                              Detroit, Michigan 48226

                              Attention:  Alison K. Dolin

                              Phone:  (313) 225-3182
                              Fax:  (313) 225-4533


     Commitment               DRESDNER BANK AG, NEW YORK
     ----------               AND GRAND CAYMAN BRANCHES



     $50,000,000              By: _______________________________
                                     Authorized Agent


                              By:________________________________
                                     Authorized Agent

                              Address for Notices:

                              Dresdner Bank AG, New York
                                and Grand Cayman Branches
                              190 South LaSalle
                              Suite 2700
                              Chicago, Illinois 6063

                              Attention: Michael Petix

                              Phone: (312) 444-1313
                              Fax: (312) 444-1192

                                                                       EXHIBIT A
                                                                       ---------

                            FORM OF PURCHASE NOTICE

                                    [DATE]

The First National Bank of Chicago,
 as Agent for the Purchasers parties
 to the Receivables Interest Purchase Agreement referred to below
Suite 0079, 1-21
One First National Plaza
Chicago, Illinois 60670

Attention:  Asset-Backed Finance

Gentlemen:

          The undersigned, Federal-Mogul Funding Corporation, refers to the Receivables Interest Purchase Agreement, dated as of November 20, 1998 (the "RECEIVABLES PURCHASE AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Federal-Mogul Corporation, Falcon Asset Securitization Corporation ("FALCON"), certain Investors parties thereto and The First National Bank of Chicago, as Agent for FALCON and such Investors, and hereby gives you notice, irrevocably, pursuant to SECTION 2.02 of the Receivables Purchase Agreement that the undersigned hereby requests a purchase of Receivables Interests under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such purchase (the "PROPOSED PURCHASE") as required by SECTION 2.02 of the Receivables Purchase
Agreement:

          (i)   The Business Day of the Proposed Purchase is            , 19  .

          (ii)  The requested Purchase Price in respect of the Proposed Purchase
is $        .

          (iii) The requested Purchaser[s] in respect of the Proposed Purchase [is FALCON] [are the Investors].

          (iv) The duration of the initial Tranche Period for the Proposed Purchase is ____________ [days] [months].

          (v) The Discount Rate related to such initial Tranche Period is requested to be the [CP] [LIBOR] [Base] Rate.

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

          (B) the representations and warranties set forth in Section 4.02 of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

          (C) no event has occurred, or would result from the Proposed Purchase that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Proposed Purchase, that would constitute a Potential Amortization Event; and

          (D) the Facility Termination Date has not have occurred, the aggregate Capital of all Receivable Interests does not and will not exceed the Purchase Limit and the aggregate Receivable Interests do not and will not exceed 100%.


                                      Very truly yours,

                                      FEDERAL-MOGUL FUNDING CORPORATION

                                      By: ________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT B
                                                                       ---------

                           FORM OF COLLECTION ACCOUNT

                                   AGREEMENT

               [Letterhead of Federal-Mogul Funding Corporation]

                              _____________, 19__

                                     [Date]

[Collection Bank Name and Address]

Attention: __________________

     Re:  Federal-Mogul Funding Corporation

          Federal-Mogul Corporation
          -------------------------

Ladies and Gentlemen:

          You have exclusive control of P.O. Box ___________, [city], [state] [zip] (the "LOCK-BOX") for the purpose of receiving mail and processing payments therefrom pursuant to that certain lock-box services agreement dated ____________, 19__ between you and Federal-Mogul Corporation (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein is to endorse all checks and other evidences of payment, and credit such payments to checking account no. _________ maintained with you in the name of Federal-Mogul Corporation (the "EXISTING ACCOUNT").

          Federal-Mogul Corporation (the "ORIGINATOR") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box to Federal-Mogul Funding Corporation ("SPC"). Originator and SPC hereby request that from and after November 20, 1998, in lieu of being deposited in the Existing Account, all checks and other evidences of payment that are sent to the Lock-Box be endorsed and deposited in SPC's account no. _____________ (the "LOCK-BOX ACCOUNT") in the name of ["Federal-Mogul Corporation, as 'Servicer' for the benefit of The First National Bank of Chicago, as Agent under that certain Receivables Interest Purchase Agreement dated as of November 20, 1998 among SPC, as seller, Federal-Mogul Corporation, as servicer, Falcon Asset Securitization Corporation, as purchaser, the financial institutions from time to time a party thereto, as investors, and The First National Bank of Chicago, as agent"].

          SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from The First National Bank of Chicago, as Agent (the "AGENT") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to "The First National Bank of Chicago, as Agent" (or any designee of the Agent), and the Agent will have exclusive ownership of and access to such Lock-Box Account, and neither Originator, SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as the Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by the Agent, (iv) all services to be performed by you under the Agreement will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send to either Originator or SPC will be sent to the Agent at the following address:

          The First National Bank of Chicago, as Agent
          Suite 0079, 1-21
          One First National Plaza
          Chicago, Illinois  60670-0079
          Attention:  ________ Kelly

          Moreover, upon such notice, the Agent will have all rights and remedies given to Originator or SPC under the Agreement. Each of Originator and SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

          You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Box are subject to the liens of the Agent for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

          This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

          This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.


                                       Very truly yours,

                                       FEDERAL-MOGUL CORPORATION



                                       By: ________________________________
                                           Name:
                                           Title:

                                       FEDERAL-MOGUL FUNDING CORPORATION



                                       By: ________________________________
                                           Name:
                                           Title:


Acknowledged and agreed to

this _______ day of ___________, 199_:

[COLLECTION BANK]

By:  ___________________________________
     Name:
     Title:

_________________________, as Agent

By_____________________________________
     Authorized Agent

                                    ANNEX A

                           FORM OF COLLECTION NOTICE

                         [ON LETTERHEAD OF THE AGENT]

                                    [DATE]

[Collection Bank Name and Address]

Attention:  ________________

     Re:  Federal-Mogul Funding Corporation

          Federal-Mogul Corporation
          -------------------------

Ladies and Gentlemen:

          We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Federal-Mogul Corporation, Federal-Mogul Funding Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ________________ (the "LOCK-BOX ACCOUNT") maintained with you, transferred to "_________________________, as Agent." [The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________]. You have further agreed to perform all other services you
are performing under that certain agreement dated              between you and
Federal-Mogul Corporation on our behalf.

          We appreciate your cooperation in this matter.


                                     Very truly yours,



                                     THE FIRST NATIONAL BANK OF CHICAGO
                                     as Agent



                                     By:  ________________________________
                                                   Authorized Agent

                                                                       EXHIBIT C
                                                                       ---------

                       FORM OF SETTLEMENT DATE STATEMENT

MONTH ENDED
------------

I.    RECEIVABLES ROLLFORWARD

      Beginning Balance
         + New Receivables
         - Cash Collections
         - Credit Memos
         - Gross Chargeoffs
         +/- Adjustments
         +/- Unreconciled Balance
      Ending Balance

II.   RECEIVABLES AGING
                                       Amount          Percent
                                       ------          -------
      Total
      Current
      0-30 days past due
      31-60 days past due
      61-90 days past due
      91-120 days past due
      120+ days past due
      Placed accounts

III.  CALCULATION OF FUNDING (SEE SCHEDULE A)

      Pool Balance

      Less Ineligibles:
           Balances greater than 90 dpd
           APS Deferred Balance
           Contra Accounts less than 91 dpd
           Cross-agings less than 91 dpd
           Terms over 90 but less than 180 less than 91 dpd
           Less Intercompany Receivables
           Less T&N Receivables
      Eligible Receivables                                   -----------

      Excess Concentrations                                  -----------

           Net Receivables Balance

      Contractual Dilution
           Available Receivables

      Aggregate Reserve Percentage
      Aggregate Reserves
         Available Funding Amount
         (max $150 MM)

IV.   EARLY AMORTIZATION EVENTS

      Delinquency Ratio Trigger
        - greater than or equal to 6.0% for two consecutive months
                                                                      Prior
                                                       Current        Month
                                                       -------        -----
        greater than 60 dpd/Total

------------------------------------------------------------------
        Early Amortization?                                No
------------------------------------------------------------------

LOSS-TO-LIQUIDATION RATIO TRIGGER

      - 3-month rolling average greater than or equal to 3.50%

                                                    Prior 2 months   3-month
                                          Current   Month  Prior     Average
                                          -------   -----  ----      -------
      61-90 days past due
      change in placed accounts
      cash collections
      Loss/Liquidation Ratio
------------------------------------------------------------------
        Early Amortization?
------------------------------------------------------------------

DILUTION RATIO TRIGGER
       - 3-month rolling average greater than or equal to 8.00%

                                                    Prior 2 months   3-month
                                          Current   Month  Prior     Average
                                                    -----  ----      -------
        NAA Credit Memos
        OEM Credit Memos
        Dilutive adjustments
        Pool Balance
        Dilution Ratio
-----------------------------------------------------------------
      Early Amortization?
------------------------------------------------------------------

COVERAGE AMOUNT
     =Capital minus Available Funding Amount

     Capital Outstanding
     Available Funding Amount
     Coverage Amount to be paid on Distribution
     Date

MINIMUM ENHANCEMENT AMOUNT
     Contractual Dilution
     Aggregate Reserve
     Minimum Enhancement Amount

V.   CALCULATION OF CAPITAL
     Available Funding Amount
     Outstanding Capital
     Required principal paydown
     Available Increase

     Requested Increase
     Optional Repayment
     Fees/Discount due

     Net credit to FMFC Concentration Account
     Net paydown due Falcon

VII. WIRING INSTRUCTIONS

Wiring instructions to pay interest and fees:
          Amount:

          To: Falcon Asset Securitization Corporation, account # 51-14810 at FNBC, ABA #071-000-013, reference: Federal-Mogul Funding Corp.

Other wiring instructions:

     [insert]


The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Receivable Interest Purchase Agreement dated as of November 20, 1998 and that all representations and warranties are restated and reaffirmed.

_____________________________________________________________________
Sandra Galac

Assistant Treasurer

                                                                       EXHIBIT D
                                                                       ---------

                 PRINCIPAL PLACES OF BUSINESS, CHIEF EXECUTIVE
                 OFFICE, OFFICES FOR RECORDS, FEDERAL EMPLOYEE
                             IDENTIFICATION NUMBER

Principal Place of Business,
Chief Executive Office,
and Offices for Records

26555 North Western Highway
Southfield, MI  48034



Federal Employee Identification Number:  38-3055838

                                                                       EXHIBIT E
                                                                       ---------

                   COLLECTION BANKS AND COLLECTION ACCOUNTS

A.   Lockbox number 67000, Department 148901
     Comerica account number 1000013027, in the name of Federal-Mogul Funding Corporation

B.   Lockbox number 07922
     Royal Bank of Canada account number 1113414, in the name of Federal-Mogul Funding Corporaiton

                                                                       EXHIBIT F
                                                                       ---------

                        FORM OF COMPLIANCE CERTIFICATE

To: The First National Bank of Chicago, as Agent

          This Compliance Certificate is furnished pursuant to that certain Receivables Interest Purchase Agreement dated as of November 20, 1998, among Federal-Mogul Funding Corporation (the "SELLER"), Federal-Mogul Corporation, the Purchasers party thereto, and The First National Bank of Chicago, as agent for such Purchasers (the "AGREEMENT").

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am the duly elected                       of the Seller;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____________, 19__.


                                    FEDERAL-MOGUL FUNDING CORPORATION

                                    By ______________________________
                                       Name:
                                       Title:

                        SCHEDULE I TO COMPLIANCE REPORT

A. Schedule of Compliance of Federal-Mogul Funding Corporation, Sections _____ and _____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Purchase Agreement.

This schedule relates to the month ended:  _____________________

                                                                       EXHIBIT G
                                                                       ---------

                                CREDIT POLICIES

CUSTOMER CREDIT

PURPOSE
-------
This policy outlines requirements for creation and monitoring customer credit.


CUSTOMER CREDIT LIMITS
----------------------
The establishment and monitoring of a limit or maximum level of credit sales to each individual customer serves to reduce the risk of a significant loss due to uncollectible accounts. A credit limit represents the level of credit sales (including previous outstanding accounts receivable) above which additional credit will not be extended.

Credit limits should be established after consideration is given to the payment history of each customer and an assessment of the customer's financial condition. Independent outside sources of credit history available locally (e.g. Dun & Bradstreet in the U.S.), credit references and or customer financial statements should be evaluated to establish customer credit limits and for updating credit limits on a periodic basis.


CREDIT HOLD ROUTINES
--------------------
Routines should be established to preclude shipping product to customers that exceeds the customer credit limit. Specific approval by a designated finance/customer credit individual of any deviation from the established routines.


INTRODUCTION

CENTRALIZED SOUTHFIELD ENVIRONMENT

 .    SUPPORTING THE FOLLOWING
     .    OEM--United States
     .    Aftermarket--United States
     .    Aftermarket--Canada

 .    SPECIFIC RESPONSIBILITIES
     .    Credit approval
     .    Collection
     .    Receivable management
     .    Billing--NAA only

     .    Dispute resolution

 .    DEPARTMENT ORGANIZATION CHART
     .    45 total employees
     .    4 part-time/associate
     .    41 full-time company employees (74% 4-year degrees)

 .    SOFTWARE UTILIZED
     .    CARMS--receivable management
     .    Lotus Notes--communication and dispute management
     .    Maxretriever--document management
     .    UPS--proof of deliveries
     .    PRC--scanner utilization
     .    Internally developed--AMS, MAPS, STRAP

 .    AGGRESSIVE REENGINEERING INITIATIVE
     .    Relentless pursuit of superior customer service
     .    Eliminate deductions
     .    Continuous investigation of electronic options in our daily operations
     .    Review of document delivery options for invoices and statements
     .    Resolve customer inquiries with one call methodology
     .    Investigation of order to cash possibilities at manufacturing plants

CREDIT POLICY AND PROCEDURE

 .    DETERMINATION OF CREDIT LIMITS
     . Credit limits are set at approximately 2.5 times estimated month sales for new accounts.

     . Existing account credit limits are adjusted according to payment habits and financial stability. An account that shows a pattern of paying their account past due will have their credit limit adjusted downward to 1 - 1 1/2 times monthly sales.

 .    NEW ACCOUNT PROCEDURE
     .    The following information is requested for new open accounts:
          .    3-trade credit references
          .    1 bank credit reference
          .    Credit reporting agency report (optional)
          .    Verbal credit references from industry credit group members
               (optional)

     . Requests for additional credit are evaluated by reviewing payment history (prompt %/discount % vs. late %), review of current financial statements and amount of additional credit requested compared to the current year high credit.

 .    LEVELS OF CREDIT GRANTING APPROVAL
     . Two step process for new credit approval, after Sales has requested the account be given open account status. Review and approval/reject is given first by the Credit Analyst, then by the Area Credit Manager.
     . Increases in credit for current customers are reviewed by the Credit Analyst.

 .    USE OF SECURITY DOCUMENTS AND PERSONAL GUARANTEES
     . Personal guarantees are included in the customer's Credit Application. While a personal guarantee is not required for all new accounts, it is required in cases of higher than usual financial risk.
     . UCC-1's, UCC-3's, and Purchase Money Security Agreements are taken (or continued) on customers with large projected or current sales volumes (>$150,000) or when a customer's financial condition is deteriorating.

 .    TRAINING OF CREDIT GRANTING PERSONNEL
     . Each Credit Analyst undergoes a 5 day training schedule, reviewing a formal training agenda with each of the Credit Analysts. Items covered include:
          .    A/R management software and systems (CARMS, MAPS & STRAP)
          .    New account/account maintenance procedures
          .    Special payment terms request approval and rejection
          .    Security documents
          .    Credit and collection procedures

 .    CREDIT FILES
     . A file is kept for each customer account. An example of information in this file is:
     .    Original credit application
     .    Notes from phone conversations and meeting with customers
     .    Copies of written correspondence
     .    Information from creditor discussion groups
     .    Personal guarantee (optional)
 .    These files are kept in a central location in the Customer Financial
     Services Department
 .    Additionally, notes are kept concerning Credit Analyst discussions with the customer on CARMS. Examples of this information are:
     .    Customer commitments to send checks
     .    Date customers are put on hold
     . Miscellaneous comments noted by the Credit Analyst that may be of value in future credit decisions

PAYMENT TERMS

     . Standard terms for OEM customers are either net 10/th/ and net 25/th/ prox or net 30 days on the date in the month in which the product is shipped. For net 10/th/ and net 25/th/ prox, if the product is shipped in the first 15 days of the month, payment is due by the 10/th/ day of the following month. If shipped later in the month, payment is due by the 25/th/ day of the following month. Customers are sent an invoice or an ASN for each shipment.
     . Standard terms for the FM Aftermarket and Retail are based on a shipping month of the 26/th/ to the 25/th/ and qualify for a 2% prompt payment discount if the invoice is paid by the 10/th/ of the following month, otherwise, full payment for the Aftermarket is due by the 25/th/ of the following month and for Retail, full payment is due the 25/th/ of the 2/nd/ month following. Gasket terms in general are 2% 10/th/ net 25/th/ prox. In addition, there are negotiated terms for Retailers and selected buying groups which can range from 2% 2/nd/ 10/th/ to net 90 days.


 .    DETERMINANTS OF PRICE
     .    Prices for the Aftermarket are published on product line price sheets.
     .    Prices for Retail and OEM accounts are negotiated and specified on a pricing agreement for a given period of time and are supported by a purchase order or vendor agreement.

 .    CASH IN ADVANCE/CASH ON ACCOUNT
     .    Used at the Credit Analyst's discretion in the following situations:
     . Account consistently pays past due and is judged to be a credit risk Bankruptcy
     .    New account with credit references judged unsatisfactory

 .    NOTES RECEIVABLE
     . Used at the Credit Analyst's discretion and reviewed monthly for payment. As of October, 1998 month end, there were 6 open Notes Receivable for a total of $131,757.08.

CREDIT AND COLLECTION

 .    ACCOUNT MAINTENANCE
     . The Credit and Accounts Receivable Management System (CARMS) produces an action list on a daily basis, which lists accounts that require attention due to a change in status (account over credit limit, account past due, etc).
     .    Action lists are reviewed by credit analysts for resolution.
     . Summary past due reports are generated on a monthly basis and are reviewed by the analysts for credit restriction.

     . Credit analysts continue follow up by making timely collection calls to customers on past due invoices until payment is received.
     . Sales is contacted to assist with collection of past due items and the resolution of customer disputes.
     . If payment is not received or a mutual payment arrangement cannot be made, the customer is sent a final demand notice, which details the debt and allows the customer ten working days to make acceptable payment arrangements.
     . If payment is still not received and no payment agreement has been made, the account is referred to the Area Credit Manager for further disposition.

 .    COLLECTION AGENCIES / BANKRUPTCIES
     . Accounts which are seriously past due may be referred to FM's legal counsel for action or placed with an outside collection agency. Accounts are moved to a separate credit manager code for follow-up.
     . Accounts that have filed for bankruptcy are moved to a separate credit manager code for follow-up and are written off quarterly.

AFTERMARKET - CUSTOMER BASE OVERVIEW

 .    NUMBER OF AFTERMARKET AND RETAIL ACCOUNTS
     .    4,617 active Aftermarket accounts
     .    39 active Retail accounts

 .    PRODUCT LINES PURCHASED
     .    Engine parts - pistons, piston rings, engine bearings, camshafts
     . Chassis parts - rack & pinion, tie rods, ball joints, half-shafts Anti-friction - ball and roller bearings
     .    Sealing products - oil seals
     .    Fuel products - fuel pumps, carburetors, emission control products
     . Lighting products - strobes, marker lights, reflective tape, wire harnesses

 .    METHOD OF ORDER PLACEMENT AND SHIPMENT
     . Orders can be placed electronically via EDI or through Federal-Mogul's Customer Service/Order Entry via phone or fax.
     . Aftermarket orders are usually shipped from one of our Service Centers located in the U.S. and Canada. Larger orders may be shipped from one of three main Distribution Centers located in Jacksonville, AL, Maysville, KY and Skokie, IL.

 .    CUSTOMER OPERATIONS
     . Aftermarket customers consist mainly of warehouse distributors that buy product for downstream sales to independent or warehouse owned auto parts stores. Examples are NAPA, MAWDI and Pittsburgh Crankshaft.

     . Retail customers buy product for resale in their own company owned store. Examples are CSK Automotive, Advance and AutoZone.

ORIGINAL EQUIPMENT MARKET AND EXPORT OVERVIEW

 .    OE EXPORT CUSTOMER BASE
     .    856 active OEM accounts
     .    106 active Export accounts


 .    CUSTOMER OPERATIONS
     . OE & Export customers consist primarily of automotive, heavy duty vehicle, farm equipment and industrial equipment manufacturers.
     .    Major customers include Ford, General Motors and Chrysler.

 .    PRODUCT LINES PURCHASED
     . Manufactured products include engine and transmission products, sealing devices, lighting products and fuel systems.
     . Aftermarket products sold in the OE market to the sales and service operations of our OE customers for their dealers.

 .    ORDER PROCESS
     .    Decentralized customer service - one at each of our plant locations.
     . Orders are scheduled in advance by large OEM Customers (such as Ford, GM, Chrysler) and the accum's are adjusted as product is shipped, material release forecasts updated weekly.
     . Smaller OEM's send purchase orders in advance with date required. Purchase orders reviewed at plant before orders are scheduled.

ACCOUNTS RECEIVABLE DILUTIONS

 .    CASH DISCOUNT
     .    1.8% of NAA Sales

 .    DOUBTFUL ACCOUNTS
     .    Written off quarterly as approved by the department manager
     .    Continual follow up until financial conclusion

 .    CREDIT MEMOS
     .    Stocklift returns
     .    Obsolescence returns
     .    30 day returns

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     .    Warranty
     .    Price
     .    Policy allowance

 .    CHECKS ISSUED
     .    Rebates for volume incentives

 .    INVOICES/STATEMENTS
     . The invoices generated from a plant sale can be mailed or sent electronically through EDI.
     . The Aftermarket invoices that are not sent via EDI are mailed at least weekly.
     . Monthly statements are sent to customers based on the 25/th/ or month-end cutoff based on the customer.

 .    RECONCILIATIONS
     . A monthly reconciliation is completed of CARMS to the General Ledger balance.
     . Typical reconciliation items can be cash or billings due to different closing schedules.

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